                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

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                          PARITY DEBT CREDIT AGREEMENT

                          dated as of February 22, 2002

                                      among

                             STAR GAS PROPANE, L.P.,

                            THE LENDERS NAMED HEREIN,

                              FLEET NATIONAL BANK,

                            as Administrative Agent,

                                       and

                             BANK OF AMERICA, N.A.,

                             as Documentation Agent



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

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................1
   Section 1.01         Defined Terms.............................................................................1
   Section 1.02         Terms Generally..........................................................................28
   Section 1.03         Types of Borrowings......................................................................28

ARTICLE II THE CREDITS...........................................................................................28
   Section 2.01         Commitment to Make Loans.................................................................28
   Section 2.02         Loans....................................................................................29
   Section 2.03         Notice of Borrowings.....................................................................31
   Section 2.04         Notes; Repayment of Loans................................................................32
   Section 2.05         Fees.....................................................................................32
   Section 2.06         Interest on Loans........................................................................33
   Section 2.07         Default Interest.........................................................................33
   Section 2.08         Alternate Rate of Interest...............................................................34
   Section 2.09         Termination and Reduction of Commitments; Conversion of Revolving Loans..................34
   Section 2.10         Conversion and Continuation of Term Borrowings...........................................35
   Section 2.11         Mandatory Repayments and Prepayments.....................................................36
   Section 2.12         Optional Prepayments.....................................................................39
   Section 2.13         Reserve Requirements; Certain Changes in Circumstances...................................40
   Section 2.14         Change in Legality.......................................................................41
   Section 2.15         Indemnity................................................................................42
   Section 2.16         Pro Rata Treatment.......................................................................42
   Section 2.17         Sharing of Setoffs.......................................................................43
   Section 2.18         Payments.................................................................................43
   Section 2.19         Taxes....................................................................................43
   Section 2.20         Assignment of Commitments Under Certain Circumstances....................................45
   Section 2.21         Letters of Credit........................................................................46

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................50
   Section 3.01         Organization; Powers.....................................................................50
   Section 3.02         Authorization............................................................................50
   Section 3.03         Enforceability...........................................................................51
   Section 3.04         Consents and Governmental Approvals......................................................51
   Section 3.05         Business; Financial Statements...........................................................51
   Section 3.06         No Material Adverse Change...............................................................52
   Section 3.07         Title to Properties; Possession Under Leases.............................................52
   Section 3.08         Subsidiaries.............................................................................52
   Section 3.09         Litigation; Compliance with Laws.........................................................52
   Section 3.10         Agreements...............................................................................53

   Section 3.11         Federal Reserve Regulations..............................................................53
   Section 3.12         Investment Company Act; Public Utility Holding Company Act...............................53
   Section 3.13         Use of Proceeds..........................................................................53
   Section 3.14         Tax Returns..............................................................................54
   Section 3.15         No Material Misstatements................................................................54
   Section 3.16         Employee Benefit Plans...................................................................54
   Section 3.17         Environmental and Safety Matters.........................................................55
   Section 3.18         Security Interests.......................................................................56
   Section 3.19         Solvency.................................................................................57
   Section 3.20         Transactions with Affiliates.............................................................57
   Section 3.21         Ownership................................................................................57
   Section 3.22         Insurance................................................................................57
   Section 3.23         Labor Relations..........................................................................58
   Section 3.24         Changes, etc.............................................................................58
   Section 3.25         Indebtedness.............................................................................58
   Section 3.26         Business.................................................................................58
   Section 3.27         Chief Executive Office...................................................................59
   Section 3.28         Fixed Price Supply Contracts.............................................................59
   Section 3.29         Trading and Inventory Policies...........................................................59
   Section 3.30         Parity Debt..............................................................................59

ARTICLE IV CONDITIONS OF LENDING.................................................................................60
   Section 4.01         Effectiveness............................................................................60
   Section 4.02         All Extensions of Credit.................................................................66

ARTICLE V ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION...........................................................68
   Section 5.01         Accounting...............................................................................68
   Section 5.02         Financial Statements.....................................................................68
   Section 5.03         Inspection...............................................................................73

ARTICLE VI BUSINESS AND FINANCIAL COVENANTS......................................................................74
   Section 6.01         Indebtedness.............................................................................74
   Section 6.02         Liens, etc...............................................................................77
   Section 6.03         Investments, Guaranties, etc.............................................................79
   Section 6.04         Restricted Payments......................................................................80
   Section 6.05         Transactions with Affiliates.............................................................81
   Section 6.06         Prohibited Stock and Indebtedness........................................................82
   Section 6.07         Consolidation, Merger, Sale of Assets, etc...............................................82
   Section 6.08         Partnership or Corporate Existence etc.; Business........................................84
   Section 6.09         Payment of Taxes and Claims..............................................................85
   Section 6.10         Compliance with ERISA....................................................................85
   Section 6.11         Maintenance of Properties; Insurance.....................................................86
   Section 6.12         Operative Agreements; Collateral Documents...............................................86
   Section 6.13         Chief Executive Office...................................................................87
   Section 6.14         [Intentionally Omitted]..................................................................87

   Section 6.15         Covenant to Secure Notes Equally.........................................................87
   Section 6.16         Compliance with Laws.....................................................................87
   Section 6.17         Further Assurances.......................................................................88
   Section 6.18         Subsidiaries.............................................................................89
   Section 6.19         Certain Post-Closing Matters.............................................................90
   Section 6.20         Use of Proceeds..........................................................................90
   Section 6.21         Accounting Changes.......................................................................90
   Section 6.22         Certain Real Property....................................................................91
   Section 6.23         Sale and Lease-Back Transactions.........................................................92
   Section 6.24         Acquisitions.............................................................................92
   Section 6.25         Impairment of Security Interests.........................................................92
   Section 6.26         Limitation on Restrictions on Subsidiary Dividends, etc..................................92
   Section 6.27         No Other Negative Pledges................................................................92
   Section 6.28         Sales of Receivables.....................................................................93
   Section 6.29         Fixed Price Supply Contracts; Certain Policies...........................................93
   Section 6.30         Certain Operations.......................................................................93
   Section 6.31         [Intentionally Omitted]..................................................................93
   Section 6.32         Independent Corporate Existence..........................................................94

ARTICLE VII EVENTS OF DEFAULT....................................................................................95
   Section 7.01         Events of Default........................................................................95
   Section 7.02         Remedies.................................................................................98

ARTICLE VIII THE AGENTS AND ISSUING BANK.........................................................................99
   Section 8.01         Appointment and Authorization............................................................99
   Section 8.02         Liability of Agents......................................................................99
   Section 8.03         Action by Agents........................................................................100
   Section 8.04         Successor Agents........................................................................100
   Section 8.05         Agent and Affiliate.....................................................................101
   Section 8.06         Indemnification.........................................................................101
   Section 8.07         Credit Decision.........................................................................101
   Section 8.08         Trust Agreement.........................................................................102

ARTICLE IX MISCELLANEOUS........................................................................................102
   Section 9.01         Notices.................................................................................102
   Section 9.02         Survival of Agreement...................................................................102
   Section 9.03         Binding Effect..........................................................................103
   Section 9.04         Successors and Assigns..................................................................103
   Section 9.05         Expenses; Indemnity.....................................................................106
   Section 9.06         Right of Setoff.........................................................................108
   Section 9.07         Applicable Law..........................................................................108
   Section 9.08         Waivers; Amendment......................................................................108
   Section 9.09         Interest Rate Limitation................................................................109
   Section 9.10         Entire Agreement........................................................................110
   Section 9.11         Severability............................................................................110

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
   Section 9.12         Counterparts............................................................................110
   Section 9.13         Headings................................................................................110
   Section 9.14         Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.......................110
   Section 9.15         Legend..................................................................................111
   Section 9.16         [Intentionally Omitted].................................................................111

Schedules
---------

Schedule 1.01A             Lenders and Commitments
Schedule 1.01B             Restricted Subsidiaries
Schedule 3.05(a)           Petroleum Locations
Schedule 3.05(d)           Undisclosed Liabilities
Schedule 3.07              Real Property
Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.14              State Taxes
Schedule 3.16              Employee Benefit Plans
Schedule 3.17              Environmental Matters
Schedule 3.18              Security Interests
Schedule 3.20              Transactions with Affiliates
Schedule 3.28              Fixed Price Supply Contracts
Schedule 6.19              Certain Mortgaged Properties
Schedule 6.32              Independent Corporate Existence

Exhibits
--------

Exhibit A.........Form of Note
Exhibit B-1.......Form of General Partner Consent and Agreement
Exhibit B-2.......Form of Public Partner Consent and Agreement
Exhibit C.........Form of Subsidiaries Consent and Agreement
Exhibit D.........Form of Intercompany Note
Exhibit E.........Form of Assignment and Acceptance
Exhibit F-1.......Form of Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
Exhibit F-2.......Form of Opinion of Local Counsel to Borrower
Exhibit G.........Form of Perfection Certificate
Exhibit H.........Form of Supplemental Agreement
Exhibit I.........Form of Notice of Borrowing
Exhibit J.........Form of Agreement of Parity Lenders and Supplement to Intercreditor Agreement
Exhibit K.........Form of Compliance Certificate

         PARITY DEBT CREDIT AGREEMENT dated as of February 22, 2002, among STAR GAS PROPANE, L.P., a Delaware limited partnership, the Lenders (as defined herein), FLEET NATIONAL BANK, as Administrative Agent, and BANK OF AMERICA, N.A., as Documentation Agent.

         The Borrower (such term, and all other capitalized terms in this paragraph, being used as hereinafter defined) has requested the Lenders to extend credit to the Borrower in the aggregate principal amount of up to $25,000,000 which Indebtedness shall constitute Parity Debt under Section 6.01(b) of the Existing Credit Agreement, Section 10.1(b) of the Note Agreement and the comparable sections under the various Parity Debt Agreements. The Lenders are willing to extend such credit to the Borrower upon the terms and subject to the conditions set forth herein. Accordingly, the Borrower, the Lenders, the Agents and the Issuing Bank agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Revolving Loan or ABR Term Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquired Business Entity" means (i) any business entity the capital stock or assets of which have been acquired substantially as an entirety by the Borrower by purchase, merger or, consolidation, and (ii) any other assets which were operated as an identifiable business unit, i.e., a branch or division of a business entity and which have been acquired substantially as an entirety by the Borrower.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate, rounded upwards to the nearest 1/100%, obtained by dividing (a) the LIBO Rate for such Interest Period by (b) an amount equal to 1 minus the Statutory Reserves, if any; provided, however, that if any time during such Interest Period the Statutory Reserves applicable to such Eurodollar Borrowing changes, the Adjusted LIBO Rate shall automatically be adjusted to reflect such change, effective as of the date of such change.

         "Administrative Agent" shall mean Fleet National Bank, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

         "Administrative Questionnaire" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

         "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (i) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (ii) as applied to the Borrower, the term "Affiliate" shall include Petro Holdings, Petro, all Subsidiaries of Petro, the General Partner and the Public Partnership, and (iii) no Person which is an institution shall be deemed to be an Affiliate of the Borrower solely by reason of ownership of the Facility Obligations or other securities issued in exchange for the Facility Obligations or by reason of having the benefits of any agreements or covenants contained in this Agreement or the other Operative Agreements.

         "After Acquired Property" shall have the meaning assigned to such term in Section 6.22.

         "Agents" shall mean the Administrative Agent and the Documentation
Agent.

         "Aggregate Cost of Unmortgaged Property" shall have the meaning assigned to such term in Section 6.22.

         "Agreement" shall mean this Parity Debt Credit Agreement, as amended, modified, restated or supplemented from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Federal Funds Effective Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

         "Applicable Margin" shall mean (a) with respect to any ABR Revolving Loan or ABR Term Loan, the Applicable ABR Margin and (b) with respect to any Eurodollar Revolving Loan or Eurodollar Term Loan, the Applicable Eurodollar Margin.

         "Applicable ABR Margin" shall mean, with respect to any Revolving Loan or Term Loan outstanding on any day:

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

            (i) 0.625%, if such day falls within a Level I Pricing Period;

            (ii) 0.875%, if such day falls within a Level II Pricing Period; and

            (iii) 1.125%, if such day falls within a Level III Pricing Period.

         "Applicable Eurodollar Margin" shall mean, with respect to any Revolving Loan or Term Loan outstanding on any day.

            (i) 1.625%, if such day falls within a Level I Pricing Period;

            (ii) 1.875%, if such day falls within a Level II Pricing Period; and

            (iii) 2.125%, if such day falls within a Level III Pricing Period.

         "Assets" shall mean assets covered by the Collateral Documents and assets acquired by the Borrower or the Restricted Subsidiaries from time to time.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit E or such other form as shall be approved by the Administrative Agent.

         "Audited Financial Statements" shall have the meaning assigned to such term in Section 3.05(d).

         "Available Cash", with respect to any calendar quarter, shall mean (a) the sum of (i) all cash of the Borrower and the Restricted Subsidiaries on hand at the end of such quarter and (ii) all additional cash of the Borrower and the Restricted Subsidiaries on hand through available borrowings made after the end of such quarter (provided that such borrowings shall in no event exceed available borrowings as of the end of such quarter) at the date of determination of Available Cash with respect to such quarter, less (b) any cash reserves that the General Partner shall determine to be necessary or appropriate in its reasonable discretion to (A) provide for the proper conduct of the business of the Borrower and the Restricted Subsidiaries (including cash reserves for future capital expenditures) or (B) provide funds for distributions under Sections 5.4(a)(i), (ii) and (iii) or 5.4(b)(i) of the MLP Agreement in respect of any one or more of the next four quarters or (C) comply with applicable law or any loan agreement (including this Agreement), mortgage, security agreement, debt instrument or other agreement or obligation to which the Borrower or any Restricted Subsidiary is a party or its assets are subject, (including the payment of principal, Make Whole Amount, if applicable, and interest) of the Borrower in respect of the Notes; provided that Available Cash shall exclude, without duplication, (w) in each calendar quarter a reserve equal to the Specified Percentage of the aggregate amount of all interest in respect of all Indebtedness of the Borrower and the Restricted Subsidiaries to be paid or to accrue in the next quarter (assuming, in the case of Indebtedness incurred hereunder, that such Indebtedness will bear interest at the then prevailing rate for Eurodollar Loans of the applicable Class for one-month's duration, plus the Applicable Margin for such Loans, and assuming in the case of other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (x) with respect to any Indebtedness of which principal and/or interest is payable annually (provided, in the case of principal, that such Indebtedness is secured equally and ratably with the Mortgage Notes), in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal and/or interest payment is due with respect to such Indebtedness (a "payment quarter"), a reserve equal to at least 25% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness secured equally and ratably with the Mortgage Notes in such payment quarter; in the second calendar quarter immediately preceding a payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness in such payment quarter; and in the calendar quarter immediately preceding a payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal and interest to be paid in respect of such Indebtedness in such payment quarter, (y) with respect to the Mortgage Notes and any other Indebtedness of which principal and/or interest is payable semi-annually or otherwise less frequently than quarterly (provided, in the case of principal, that such Indebtedness is secured equally and ratably with the Mortgage Notes), in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all principal and interest to be paid in respect of the Mortgage Notes and such other Indebtedness in the next quarter; provided further that the amount of such reserve specified in clauses (x) and (y) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts, and (z) any assets of any Unrestricted Subsidiary.

         "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean Star Gas Propane, L.P., a Delaware limited partnership.

         "Borrower Security Agreement" shall mean the Pledge and Security Agreement among the Borrower, the General Partner, the Restricted Subsidiaries and the Trustee dated as of December 13, 1995, as amended from time to time.

         "Borrowing" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect. For purposes of Section 4.02, (a) a "Borrowing" does not include a conversion or continuation of the Type of, or the duration of the Interest Period applicable to, a previously outstanding Term Borrowing pursuant to
Section 2.10 and (b) a "Borrowing" includes each Revolving Credit Borrowing in which Revolving Loans are refinanced with new Loans as contemplated by Section 2.02(g).

         "Business" shall mean the operation by the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries) of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Massachusetts, North Carolina or New York) on which banks are open for business in Boston, Massachusetts, Charlotte, North Carolina and New York, New York; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the applicable interbank market.

         "Capital Expenditures" shall mean, for any period, all amounts (whether paid in cash or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or other capital expenditures; provided that it is agreed that the Capital Expenditures of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower and its Restricted Subsidiaries for purposes of calculating "Capital Expenditures."

         "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as opposed to being accounted for as operating lease expenses on an income statement of such Person under GAAP) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" of any Person shall mean any and all shares, partnership, limited liability company and other interests (general or limited), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person.

         "Cash Collateral Agreement" shall mean the Cash Collateral Agreement dated as of December 13, 1995 among the Borrower, the Administrative Agent and the Trustee, as amended from time to time.

         "Cash Equivalents" shall mean:

                  (a) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest generic rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                  (c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest generic ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                  (d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (I) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (II) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks");

                  (e) bankers' acceptances eligible for rediscount under requirements of the Board and accepted by Permitted Banks; and

                  (f) obligations of the type described in clause (a), (b), (c) or (d) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question.

         "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         "Charges" shall have the meaning assigned to such term in Section 9.09.

         "Class" shall have the meaning assigned to such term in Section 1.03.

         "Closing" shall mean the time at which this Agreement shall become effective.

         "Closing Date" shall mean the date on which the Closing shall occur.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

         "Collateral Documents" shall mean the Security Agreements, the Subsidiary Consent and Agreement, the General Partner Consent and Agreement, the Public Partnership Consent and Agreement, the Motor Vehicle Security Agreements, the Perfection Certificate, the Lockbox Agreements, the Mortgages, the Trust Agreement, the Cash Collateral Agreement, checking and deposit account agreements and all other security agreements and other documents and instruments executed and/or delivered pursuant to the terms hereof or thereof (including the certificates of title referred to in Section 4.01(c) of the Borrower Security Agreement) in order to secure the Facility Obligations, other Parity Debt, and the Existing Credit Agreement or perfect any Lien granted for the benefit of the Lenders and the holders of Parity Debt pursuant thereto.

         "Commitment" shall mean, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(b).

         "Commodities Inventory" shall mean all inventory consisting of propane gas and other petroleum derivative products of, and held for sale by, the Borrower or any Restricted Subsidiary.

         "Commodity Hedging Agreement" shall mean any agreement or arrangement designed solely to protect the Borrower and the Restricted Subsidiaries against fluctuations in the price of propane with respect to quantities of propane that the Borrower and the Restricted Subsidiaries reasonably expect to purchase from suppliers, sell to their customers or need for their inventory during the period covered by such agreement or arrangement.

         "Consolidated Cash Flow" shall mean at any date of determination, for the Reference Period with respect to such date of determination, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (a) Consolidated Net Income and (b) all amounts deducted in arriving at such Consolidated Net Income in respect of (I) interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease Obligations), (II) provisions for all taxes and reserves (including reserves for deferred income taxes) and (III) non-cash items, including depreciation and amortization, less (ii) without duplication, any non-cash items added in the determination of such Consolidated Net Income for such period. Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the Reference Period with respect to any date of determination to, without duplication, any asset sales or asset acquisitions (including any asset acquisition giving rise to the need to make such calculation as a result of the Borrower or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such Reference Period to and including the date of determination, as if such asset sale or asset acquisition occurred on the first day of such Reference Period. The pro forma calculations required by this definition will be determined in accordance with GAAP, shall be certified by a Financial Officer of the Borrower, and shall be calculated in a manner reasonably satisfactory to the Required Lenders; provided, however, that such calculation shall be made (i) based on the historical sales volume associated with any Eligible Propane Acquisition for the Reference Period with respect to the date of such acquisition, less estimated post-acquisition loss of sales volume (not to be less than three percent (3%)), (ii) based on the actual cost to the Borrower of the volume of goods sold as determined in clause
(i) above, (iii) based on the pro forma expenses that would have been incurred by the Borrower in the operation of such Eligible Propane Acquisition if it had occurred on the first day of such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower in the operation of such Eligible Propane Acquisition and non-personnel costs and expenses incurred by the Borrower or the General Partner in the operation of the Business at similarly situated facilities of the Borrower and the Restricted Subsidiaries, and (iv) without inclusion of the operations of any Unrestricted Subsidiary.

         "Consolidated Interest Expense" shall mean as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Interest Expense), during the Reference Period with respect to such date of determination, in respect of all interest charges (including amortization of debt discount and expense and imputed interest on actual payments under Capital Lease Obligations) during such Reference Period with respect to Indebtedness of the Borrower and the Restricted Subsidiaries.

         "Consolidated Net Income" shall mean, with reference to any period, the net income (or deficit) of the Borrower and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis (it being understood that the net income of Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Net Income), after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions (but subject to the limitations specified in the proviso below), (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),
(f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Restricted Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and (k) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further, that notwithstanding clause (b) above, there shall be excluded in all events the income (or deficit) of Petro Holdings, whether or not any amounts are actually received by the Borrower or any Restricted Subsidiary from or through Petro Holdings in the form of dividends or otherwise.

         "Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Consolidated Pro Forma Debt Service), during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all interest charges (excluding amortization of debt discount and expense) with respect to Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination (other than all scheduled principal payments during any such four consecutive calendar quarter period with respect to Funded Debt and Facility B), after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease Obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Existing Credit Agreement and the Facility) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Existing Credit Agreement and/or the Facility, that (i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Existing Credit Agreement or the Facility, as the case may be, during the most recent four fiscal quarters, (ii) except for the twelve month period immediately prior to the termination or final maturity thereof (unless extended or renewed), no principal payments will be made under Facility A of the Existing Credit Agreement and (iii) principal payments relating to Facility B and the Facility will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to Sections 2.01(c) and 2.11(c) of the Existing Credit Agreement and Sections 2.01(c) and 2.11(c) of this Agreement, as applicable, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Existing Credit Agreement and this Agreement) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended, (e) including any other debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with the Star/Petro Intercompany Subordinated Debt.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Conversion Date" shall mean September 30, 2003.

         "Current Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date as current assets; provided that it is understood that the current assets of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower or any Restricted Subsidiary for purposes of calculating Current Assets.

         "Current Liabilities" shall mean, as of any date, without duplication,
(a) all liabilities which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date as current liabilities; provided that it is understood that the current liabilities of Unrestricted Subsidiaries shall not be consolidated with those of the Borrower or any Restricted Subsidiary for purposes of calculating Current Liabilities and (b) all Indebtedness as of such date in respect of Facility A.

         "Current Value" shall have the meaning assigned to such term in Section 6.22.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" of any Person shall mean any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (c) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date.

         "Documentation Agent" shall mean Bank of America, N.A., in its capacity as documentation agent for the Lenders hereunder, and its successors in such capacity.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Eligible Propane Acquisitions" shall mean acquisitions by the Borrower or any Restricted Subsidiary of controlling stock or all or any part of the assets of Persons primarily engaged in the distribution of propane and, incidental thereto, propane appliances, within the continental United States of America; provided, that, any acquisition made by an Unrestricted Subsidiary shall not constitute an Eligible Propane Acquisition. A Person shall be "primarily engaged" in the distribution of propane and propane appliances within the continental United States of America in the event that at least eighty-five (85%) of its annual gross revenue is derived from such distribution activities.

         "Environmental Laws" shall mean the common law and all Federal, state, local and foreign laws, rules or regulations relating to pollution or protection of public health, safety or the environment, including laws relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including air, surface water, ground water or land) or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Proceeds" shall mean the meaning specified in Section 6.07(c)(iii)(B).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rule and regulations promulgated thereunder.

         "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of December 13, 1995 among the Borrower, the lenders party thereto from time to time, Fleet National Bank (formerly BankBoston, N.A., formerly The First National Bank of Boston), as administrative agent, and Bank of America, N.A. (formerly NationsBank, N.A.), as documentation agent, as amended through the Twelfth Amendment and as amended thereafter from time to time, provided, that in the event such Credit Agreement expires or is terminated the term "Existing Credit Agreement" as used herein shall mean such Credit Agreement in the form in which it was in effect immediately prior to such expiration or termination, provided that nothing in the immediately preceding proviso shall be construed as an agreement or permission that the Existing Credit Agreement can expire or be terminated prior to this Agreement.

         "Existing Unmortgaged Property" shall have the meaning assigned to such term in Section 6.22.

         "Facility" shall mean the Revolving Loans, the Letters of Credit and the Term Loans provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

         "Facility A" shall have the meaning assigned to such term in the Existing Credit Agreement.

         "Facility B" shall have the meaning assigned to such term in the Existing Credit Agreement.

         "Facility Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under this Agreement or any other Loan Document, (c) all obligations of the Borrower to any Agent or Lender under any Interest Rate Agreement and (d) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing.

         "Federal Funds Effective Rate" shall mean, for any day, the rate equal to the weighted average (rounded upwards to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Business Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Effective Rate shall, in the absence of manifest error, be conclusive.

         "Fees" shall mean the fees payable pursuant to Section 2.05 and the Letter of Credit Fees.

         "Financial Officer" shall mean, as to any corporation, the chief financial officer or principal accounting officer of such corporation and, as to any partnership, an officer of its managing general partner who would qualify as a Financial Officer of such general partner hereunder.

         "Fleet Parity Note" shall mean the Parity Promissory Note dated October 23, 2001 issued by Borrower in favor of Fleet National Bank.

         "Funded Debt", as applied to any Person, shall mean all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from the date of the initial creation thereof (including any current installment thereof due within one year of the date of determination); provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof; provided, further, that Funded Debt shall not include intercompany Indebtedness permitted pursuant to Section 6.01(d).

         "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

         "General Partner" shall mean Star Gas LLC or, after an Involuntary Removal, any Person which replaces Star Gas LLC as sole general partner of the Borrower and the Public Partnership in a Qualifying Involuntary Removal.

         "General Partner Consent and Agreement" shall mean the General Partner Consent and Agreement dated as of the date hereof among the General Partner and the Trustee as to the consent and agreement of the General Partner in connection with the General Partner Guarantee and the Partners Security Agreement, in the form attached hereto as Exhibit B-1, as amended from time to time.

         "General Partner Guarantee Agreement" shall mean the Guarantee Agreement between the General Partner and the Administrative Agent dated as of March 25, 1999, as amended from time to time.

         "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Growth-Related Capital Expenditures" shall mean, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

         "Guaranty", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

         "Guarantee Agreements" shall mean the General Partner Guarantee Agreement and the Subsidiaries Guarantee Agreement.

         "Hazardous Materials" shall mean any toxic or hazardous substance or waste, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap or similar interest rate arrangement designed solely to protect the Borrower against fluctuations in interest rates on Indebtedness outstanding or committed under the Facility.

         "Indebtedness", as applied to any Person, shall mean the following (without duplication):

                  (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

                  (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                  (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition or property, assets or businesses, and all obligations upon which interest charges are customarily paid;

                  (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

                  (e) any Capital Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

                  (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

                  (g) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                  (h) any Preferred Stock of any Subsidiary of such Person valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

                  (i) any indebtedness of the character referred to in clause
         (a) through (h) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

                  (j) all obligations of such Person in respect of Interest Rate Agreements; and

                  (k) all standby letters of credit (including the Letters of Credit) of such Person and any indebtedness of any other Person of the character referred to in clause (a) through (i) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

Notwithstanding the foregoing, in determining the Indebtedness of the Borrower and the Restricted Subsidiaries, there shall be excluded all undrawn commercial letters of credit (not yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

         "Intercompany Notes" shall mean the promissory notes of the Subsidiaries issued to the Borrower as contemplated by Sections 4.01(e)(iii) and 6.01(c), in the form attached hereto as Exhibit D or such other form as may be satisfactory to the Administrative Agent, representing all Indebtedness of the Subsidiaries to the Borrower incurred pursuant to this Agreement outstanding at any time.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, in the case of any Eurodollar Borrowing, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the last day of the current month and (ii) with respect to any Revolving Loan or Term Loan, the Conversion Date or the Maturity Date, respectively; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         "Interest Rate Agreement" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

         "Inventory" shall mean Commodities Inventory and Non-Commodities Inventory.

         "Investment", as applied to any Person, shall mean any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of
Section 6.03, the amount involved in Investments made during any period shall be the aggregate cost to the Borrower of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment) or as loans from any Person in whom such Investments have been made.

         "Involuntary Removal" shall mean an involuntary removal of the General Partner as the general partner of the Borrower pursuant to Section 12.2 of the Partnership Agreement or as the general partner of the Public Partnership pursuant to Section 13.2 of the MLP Agreement.

         "Issuing Bank" shall mean, as to any Letter of Credit, Fleet National Bank, in its capacity as the issuer of such Letter of Credit, and its successors in such capacity.

         "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any Governmental Authority of any of the foregoing) of any Governmental Authority.

         "Lender" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors.

         "Letter Agreement" shall have the meaning set forth in Section 2.05(c).

         "Letter of Credit Exposure" shall mean at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.21, minus (iii) the aggregate principal amount of cash collateral in respect of Letters of Credit deposited by the Borrower with the Administrative Agent and held pursuant to the Cash Collateral Agreement. The Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on such Lender's Revolving Credit Commitment Percentage) of the aggregate Letter of Credit Exposure at such time.

         "Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders in respect of Letters of Credit pursuant to Section 2.21(f).

         "Letters of Credit" shall mean any and all standby letters of credit issued pursuant to Section 2.21(b).

         "Letter of Credit Disbursement" shall mean a payment or disbursement made my the Issuing Bank pursuant to a Letter of Credit.

         "Level I Pricing Period" shall mean, subject to Section 2.06(e), any period during which the Leverage Ratio is less than 3.50:1.00 and no Event of Default has occurred and is continuing.

         "Level II Pricing Period" shall mean, subject to Section 2.06(e), any period during which the Leverage Ratio is greater than or equal to 3.50:1.00 but less than 4.00:1.00 and no Event of Default has occurred and is continuing.

         "Level III Pricing Period" shall mean, subject to Section 2.06(e), any period which is not a Level I Pricing Period or a Level II Pricing Period.

         "Leverage Ratio" as of any date shall mean the ratio of (a) Total Funded Debt as of the last day of the Reference Period with respect to such date to (b) Consolidated Cash Flow for such Reference Period.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest at which dollar deposits (a) in a non-United States office or an international banking facility of the Administrative Agent, (b) in an amount comparable to the principal amount of the Administrative Agent's portion of such Eurodollar Borrowing and (c) which has a term corresponding to such Interest Period are offered to the Administrative Agent by first class banks in the inter-bank eurodollar market for delivery in immediately available funds at such non-United States office or international banking facility of the Administrative Agent (as the Administrative Agent may from time to time select) on the first day of such Interest Period as determined by the Administrative Agent at approximately 10:00 a.m. (Boston time) two Business Days prior to the date upon which such Interest Period is to commence (which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive).

         "Lien", as to any Person, shall mean any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligation with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.

         "Loan Documents" shall mean (a) this Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Guarantee Agreements, (e) the Intercompany Notes, (f) the Collateral Documents, (g) any Interest Rate Agreements entered into by the Borrower with any Agent or Lender, (h) any Supplemental Agreements.

         "Loan Parties" shall mean the Public Partnership, the General Partner, the Borrower and the Restricted Subsidiaries.

         "Loans" shall mean any or all of the Revolving Loans and the Term
Loans.

         "Lockbox Agreement" shall mean an agreement among any Lender or other bank, the Borrower or any Restricted Subsidiary, and the Administrative Agent in substantially the form attached as Exhibit F to the Existing Credit Agreement.

         "Make Whole Amount" shall have the meaning set forth in the Note Agreement as in effect on the Closing Date.

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower or the Business, (b) the ability of the Borrower, the General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement or (c) the validity, enforceability, perfection or priority of this Agreement or any other Operative Agreement or of the rights or remedies of any Lender or the Trustee.

         "Material Contract" shall mean any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act).

         "Maturity Date" shall mean September 30, 2005.

         "Maximum Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the highest total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis (it being understood that amounts payable by Unrestricted Subsidiaries shall not be consolidated with the Borrower or any Restricted Subsidiary for purposes of calculating Maximum Consolidated Pro Forma Debt Service), during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the maturity date of the Mortgage Notes, in respect of scheduled principal payments and all interest charges with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries (other than all scheduled principal payments with respect to Facility B only to the extent that the outstanding principal amount of Facility B is zero for a period of at least 30 consecutive days during the two-year period prior to any such date of determination) outstanding or to be outstanding, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, and (a) including actual payments under Capital Lease Obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Existing Credit Agreement and the Facility) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Existing Credit Agreement and the Facility, that
(i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Existing Credit Agreement or the Facility, as the case may be, during the most recent four fiscal quarters, (ii) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended or renewed) no principal payments will be made under Facility A of the Existing Credit Agreement and (iii) principal payments relating to Facility B and the Facility will become due based on the assumption that the conversion to the fixed amortization schedule is exercised pursuant to Sections 2.01(c) and 2.11(c) of the Existing Credit Agreement and Sections 2.01(c) and 2.11(c) of this Agreement as applicable, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Existing Credit Agreement and the Facility) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended, (e) including any other debt repayments due within twelve months from such date of determination and (f) excluding principal and interest payments in connection with the Star/Petro Intercompany Subordinated Debt.

         "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

         "MLP Agreement" shall mean the Agreement of Limited Partnership of the Public Partnership.

         "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on a real property and other property and rights incidental thereto, which shall be substantially in the form of Exhibit G to the Existing Credit Agreement, containing such schedules and including such exhibits as shall not be inconsistent with the provisions of Section 4.01(d) or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Trustee, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may be amended from time to time.

         "Mortgage Notes" shall mean the mortgage notes of the Borrower in the aggregate principal amount of $85,000,000 issued pursuant to the Note Agreement.

         "Mortgaged Properties" shall mean the real properties identified on
Schedule 6.19 and each other real property subjected to a Mortgage under Section
6.22 or otherwise.

         "Motor Vehicle Security Agreements" shall mean the Security Agreements for Motor Vehicles and other Rolling Stock between the Borrower or the Restricted Subsidiary, as applicable, and the Trustee in the form of Exhibit D to the Borrower Security Agreement, as amended from time to time.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Working Capital" as of any date shall mean the lesser of (a) (i) Current Assets as of such date, minus (ii) Current Liabilities as of such date and (b) $8,000,000.

         "1998 Parity Notes" shall mean the $11,000,000 7.23% First Mortgage Notes due September 15, 2010 issued by the Borrower pursuant to the Note Agreement dated as January 22, 1998 among the Borrower and the investors named therein, as amended by the First Amendment to Note Agreement dated as of March 25, 1999 and the Second Amendment to Note Agreement dated as of September 30, 2000.

         "Non-Commodities Inventory" shall mean new household appliances, new parts inventory and new supplies inventory which are held for sale by the Borrower or its Restricted Subsidiaries in the normal course of business and which, upon sale, will qualify for the full term of the original manufacturer's warranty, if any.

         "Non-Excluded Taxes" shall have the meaning assigned to such term in
Section 2.19.

         "Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A, evidencing Revolving Loans and (after the Conversion
Date) Term Loans, and any substitutions or replacements therefor.

         "Note Agreement" shall mean the Note Purchase Agreement dated as of December 13, 1995 among Star Gas Corporation, the Borrower and the investors named therein.

         "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

         "Operative Agreements" shall mean this Agreement, the Note Agreement, the Collateral Documents, the MLP Agreement and the Partnership Agreement.

         "Parity Debt" shall mean Indebtedness of the Borrower incurred in accordance with Sections 6.01(a), 6.01(b), 6.01(f), 6.01(k) (but only to the extent such Indebtedness under Section 6.01(k) is incurred to any Lender) or 6.01(i) and secured by the lien of the Collateral Documents in accordance with
Section 6.02(g) or 6.02(h). For purposes of clarification, Parity Debt includes the 1998 Parity Notes, the 2000 Parity Notes and the 2001 Parity Notes.

         "Parity Debt Agreements" shall have the meaning set forth in the Trust Agreement.

         "Partners Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement among the Public Partnership, the General Partner and the Trustee dated as of March 25, 1999, as amended from time to time.

         "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Borrower, as in effect on March 25, 1999, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 6.12 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "Perfection Certificate" shall mean a certificate from the Borrower substantially in the form of Exhibit G.

         "Permitted Exceptions" shall have the meaning set forth in Section
3.26.

         "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports (or a comparable rating agency for insurance companies located outside of the United States and Canada) and with assets of no less than $500 million.

         "Person" shall mean any natural Person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

         "Petro" shall mean Petroleum Heat and Power Co., Inc., a Minnesota corporation.

         "Petro Holdings" shall mean, collectively, Petro Holdings, Inc., a Minnesota corporation, and its subsidiaries.

         "Petro Holdings Dividends" shall mean the cash dividends or distributions actually received by the Borrower or a Restricted Subsidiary from Petro Holdings with respect to a calendar quarter during the 45 days immediately following any such calendar quarter.

         "Plan" shall mean an "employee benefit plan" (as defined in Section 3
(3) of ERISA) subject to Title IV of ERISA which is or has been established or maintained, or to which contributions are or have been made, by Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person or to which Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person is or has been obligated to contribute, or an employee benefit plan as to which Star Gas Corporation, in its former capacity as general partner of the Borrower, the General Partner, the Borrower or any Related Person could be treated as a contributory sponsor under
Section 4069 or Section 4212 of ERISA if such plan were terminated.

         "Preferred Stock", as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

         "Prime Rate" shall mean the rate of interest per annum adopted from time to time by the Administrative Agent as its Base Rate (which may not be the lowest rate at which the Administrative Agent makes loans to borrowers) in effect at its principal office in Boston, Massachusetts. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower.

         "Public Partnership" shall mean Star Gas Partners, L.P., a Delaware limited partnership.

         "Public Partnership Consent and Agreement" shall mean the Public Partnership Consent and Agreement dated as of the date hereof among the Public Partnership and Trustee as to the consent and agreement of the Public Partnership in connection with the Partners Security Agreement, in the form attached hereto as Exhibit B-2, as amended from time to time.

         "Qualifying Involuntary Removal" shall mean any Involuntary Removal; provided that (a) (i) the Person which shall become the general partner of the Borrower and the Public Partnership shall be satisfactory to the Required Lenders in their sole discretion or (b) (i) the ratio of (A) Total Funded Debt as of the last day of the Reference Period with respect to the date of removal of the predecessor general partner to (B) Consolidated Cash Flow for such Reference Period shall be no greater than 4.25:1.00, (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service for such Reference Period will be greater than 1.25:1.00 and (iii) within 60 days after such Involuntary Removal, the successor general partner (which shall be a corporation organized and existing under the laws of the United States of America or any State thereof) shall expressly assume, by a written agreement executed and delivered to the Trustee, in form satisfactory to the Trustee and the Required Lenders, all the obligations of the "General Partner" under this Agreement and the other Loan Documents.

         "RCRA" shall mean the Federal Resource Conservation and Recovery Act, as amended.

         "Reference Period" with respect to any date of determination shall mean the period of four consecutive fiscal quarters of the Borrower most recently completed at least 45 days prior to such date, except that in connection with any calculation required pursuant to Section 6.04, the "Reference Period" with respect to any date of determination shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding, or ending on, such date of determination.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Person" shall mean any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with the General Partner or the Borrower under Section 414 of the Code.

         "Repayment Date" shall have the meaning assigned to such term in
Section 2.11(c).

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

         "Required Lenders" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit, and having Commitments, representing in the aggregate at least 66-2/3% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

         "Responsible Officer" shall mean the President, any Vice President, the Chief Financial Officer, the Treasurer and the Secretary of the General Partner and any other officer of the General Partner who is responsible for compliance with or performance of any obligation under this Agreement or the other Operative Agreements and any employee of the Borrower performing any of the above functions.

         "Restricted Payment" shall mean (a) any payment, dividend or other distribution, direct or indirect, in respect of (i) any Capital Stock of the Borrower or any Restricted Subsidiary, except a distribution payable solely in additional Capital Stock of the Borrower (other than Disqualified Stock) or (ii) any Capital Stock of any Unrestricted Subsidiary to a holder of such Capital Stock that is not the Borrower, a Restricted Subsidiary or any Unrestricted Subsidiary that is wholly owned by the Borrower or a Restricted Subsidiary, (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any Capital Stock of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except to the extent that the consideration therefor consists of Capital Stock of the Borrower (other than Disqualified Stock) and (c) except for any prepayment of Parity Debt contemplated by Section 2.11 and the Collateral Documents, any principal payment on, or redemption, repurchase, defeasance or other acquisition, or retirement for value, prior to any scheduled repayment or maturity, of (i) any Indebtedness subordinated in right of payment to the Facility Obligations or (ii) any Mortgage Notes or other Parity Debt.

         "Restricted Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and/or the related retail sale of supplies and equipment, including home appliances and (d) designated by the Borrower as a Restricted Subsidiary in Schedule 1.01B or at a subsequent date; provided, however, that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 6.18.

         "Revolving Credit Borrowing" shall mean a Borrowing consisting of Revolving Loans.

         "Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Conversion Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in
Section 2.01(b), in the aggregate principal amount at any time outstanding of up to such Lender's Revolving Credit Commitment Percentage.

         "Revolving Credit Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Credit Commitment Percentage on
Schedule 1.01A hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.04 or as the same may be reduced from time to time pursuant to Section 2.09. For clarification upon the Conversion Date, the term "Revolving Credit Commitment Percentage" shall refer to each Lender's percentage of the Term Loans as determined in accordance with Section 2.01(c).

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Documentation Agent, in their capacities as such under each Loan Document, (c) each Agent or Lender with which the Borrower enters into an Interest Rate Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Loan Parties under any Loan Document, (e) the holders of any Parity Debt and (f) the successors and assigns of the foregoing.

         "Security Agreements" shall mean the Partners Security Agreement and the Borrower Security Agreement.

         "Seller" shall mean, with respect to any Acquired Business Entity, the Person from whom the Business acquires (whether by purchase, merger or consolidation) such Acquired Business Entity.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" shall have the meaning assigned to such term in Section 3.19.

         "Specified Percentage" as of any date shall mean (a) 100%, if the ratio of Consolidated Cash Flow to Consolidated Interest Expense referred to in
Section 6.04(c) as of such date is less than or equal to 1.75:1.00, (b) 50%, if the ratio of Consolidated Cash Flow to Consolidated Interest Expense referred to in Section 6.04(c) as of such date is greater than 1.75:1.00, but less than or equal to 2.00:1.00, (c) 25%, if such ratio of Consolidated Cash Flow to Consolidated Interest Expense as of such date is greater than 2.00:1.00, but less than or equal to 2.25:1.00 and (d) 0.00, if such ratio of Consolidated Cash Flow to Consolidated Interest Expense as of such date is greater than 2.25:1.00.

         "Star Gas Group" shall mean the Loan Parties.

         "Star Gas LLC" shall mean Star Gas LLC, a Delaware limited liability company and the successor general partner of the Borrower.

         "Star/Petro" shall mean Star/Petro Inc., a Minnesota corporation.

         "Star/Petro Intercompany Subordinated Debt" shall mean the borrowings of Star/Petro made from time to time pursuant to Section 6.01(d) from the Public Partnership and evidenced by the Star/Petro Intercompany Subordinated Note, which shall be fully subordinate to the prior payment in full of the principal and premium, if any, and interest on the Notes.

         "Star/Petro Intercompany Subordinated Note" shall mean the intercompany note dated as of March 25, 1999 evidencing the Star/Petro Intercompany Subordinated Debt, which shall be fully subordinate to the prior payment, in full, of the principal, interest and premium, if any, on the Notes.

         "Statutory Reserves" shall mean the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by the Board and any other banking authority to which the Administrative Agent is subject for any legal requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board, (b) any other category of liabilities that includes eurodollar deposits by reference to which the LIBO Rate for any Eurodollar Borrowing is determined, (c) the principal amount of or interest on any portion of any Eurodollar Borrowing or (d) any other category of extensions of credit, or other assets, that is based upon the LIBO Rate by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         "Subsidiaries Consent and Agreement" shall mean the Subsidiaries Consent and Agreement dated as of the date hereof among the Restricted Subsidiaries and the Administrative Agent as to the consent and agreement of the Restricted Subsidiaries in connection with the Subsidiary Guarantee Agreement and the Borrower Security Agreement substantially in the form of Exhibit C, as amended from time to time.

         "Subsidiaries Guarantee Agreement" shall mean the Guarantee Agreement dated as of December 13, 1995 among the Restricted Subsidiaries and the Trustee, as amended from time to time.

         "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by the Borrower or by one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Borrower.

         "Supplemental Agreement" shall mean an agreement between a Restricted Subsidiary and the Trustee in the form attached hereto as Exhibit H, as amended from time to time.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make a Term Loan hereunder as set forth in Section 2.01(c).

         "Term Loans" shall have the meaning assigned to such term in Section 2.01(c). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Title Company" shall mean such title insurance company as shall be satisfactory to the Agents.

         "Total Funded Debt" as of any date shall mean (a) all Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, including Indebtedness in respect of the Mortgage Notes, the Facility, Facility B under the Existing Credit Agreement, but excluding Indebtedness under the Existing Credit Agreement in respect of Facility A, minus (b) Net Working Capital of the Borrower and its Restricted Subsidiaries as of such date (or, if such Net Working Capital is negative, plus the amount thereof).

         "Trust Agreement" shall mean the Intercreditor and Trust Agreement, dated as of December 13, 1995, among the Borrower, the Public Partnership, Star Gas Corporation, the Restricted Subsidiaries, the Trustee, the Lenders and the Noteholders, as amended from time to time.

         "Trustee" shall mean HSBC Bank USA (formerly Marine Midland Bank), as Trustee under the Trust Agreement, and its successors and assigns thereunder.

         "Twelfth Amendment" shall mean the Twelfth Amendment to the Existing Credit Agreement, dated as of the date thereof.

         "2000 Parity Notes" shall mean the $12,500,000 8.67% First Mortgage Notes, Series A, due March 30, 2012 and the $15,000,000 8.72% First Mortgage Notes, Series B, due March 30, 2015 issued by the Borrower and Star/Petro pursuant to the Note Agreement dated as of March 30, 2000 among the Borrower, Star/Petro and the investors named therein, as amended by the First Amendment Note Agreement dated as of September 30, 2000.

         "2001 Parity Notes" shall mean the $7,500,000 7.62% First Mortgage Notes, Series A, due April 1, 2008 and the $22,000,000 7.95% First Mortgage Notes, Series B, due April 1, 2001 issued by the Borrower and Star/Petro pursuant to the Note Agreement dated as of March 15, 2001 among the Borrower, Star/Petro and the investors named therein.

         "Type" shall have the meaning assigned to such term in Section 1.03.

         "Unrestricted Subsidiary" shall mean any Wholly Owned Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances; provided that at all times Petro Holdings and its subsidiaries shall be deemed Unrestricted Subsidiaries.

         "Wholly Owned", as applied to any Subsidiary, shall mean a Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares, if required by law) of which is at the time owned by the Borrower or by one or more Wholly Owned Subsidiaries or by the Borrower and one or more Wholly Owned Subsidiaries.

         Section 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Audited Financial Statements. Unless otherwise expressly required herein, all calculations with respect to the Borrower and the Restricted Subsidiaries shall be made exclusive of any assets, liabilities, income or losses of any Unrestricted Subsidiary. As used herein, the "knowledge" of the Borrower includes the knowledge of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

         Section 1.03 Types of Borrowings. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.03. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings, Loans, Letters of Credit and certain related terms hereunder may be distinguished by "Class" and by "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans or of a Letter of Credit refers to whether such Loan is a Revolving Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g., a "Eurodollar Revolving Loan" is a Loan which is both a Revolving Loan and a Eurodollar Loan).

                                   ARTICLE II

                                   THE CREDITS

         Section 2.01 Commitment to Make Loans. (a) [Intentionally Omitted].

         (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving

Loans to the Borrower, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the excess, if any, of (i) such Lender's Revolving Credit Commitment over (ii) its Letter of Credit Exposure at such time.

         (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to convert the Revolving Loans to Term Loans by making a single loan to the Borrower (each such loan, a "Term Loan") on the Conversion Date in a principal amount not to exceed the sum of (i) the lesser of (A) the excess, if any, of (I) such Lender's Revolving Credit Commitment immediately prior to such date over (II) its Letter of Credit Exposure immediately prior to such date and
(B) the aggregate outstanding principal amount of such Lender's Revolving Loans immediately prior to such date and (ii) such Lender's pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the aggregate Letter of Credit Exposure immediately prior to such date.

         (d) The Borrower may borrow, pay or prepay and reborrow Revolving Loans during the Revolving Credit Availability Period, within the limits set forth in
Section 2.01(b) and upon the other terms and subject to the other conditions and limitations set forth herein, provided that subject to the terms and conditions herein set forth, at all times, the Borrower shall maintain Loans outstanding in a minimum principal amount of at least $2,000,000 unless the Facility is terminated through acceleration or otherwise. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         Section 2.02 Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments or Term Loan Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $100,000 and not less than $500,000 in the case of Eurodollar Loans and (ii) an integral multiple of $100,000 in the case of ABR Loans (or, in the case of ABR Loans, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments or Term Loan Commitments, as the case may be).

         (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as the Borrower may request pursuant to
Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than five separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Subject to Section 2.02(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Boston, Massachusetts, not later than 1:00 p.m., Boston time, and the Administrative Agent shall by 3:00 p.m., Boston time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) If the Administrative Agent has not received from the Borrower the payment required by Section 2.21(g) by 12:30 p.m., Boston time, on the date on which the Issuing Bank has notified the Borrower and the Administrative Agent that payment of a draft presented under any Letter of Credit of any Class will be made, as provided in Section 2.21(g), the Administrative Agent will promptly notify the Issuing Bank and each Lender of the Letter of Credit Disbursement of such Class and, in the case of each Lender, its pro rata share (based on such Lender's Revolving Credit Commitment Percentage of such Class) of such Letter of Credit Disbursement. Not later than 2:00 p.m., Boston time, on such date, each Lender shall make available its pro rata share, as so determined, of such Letter of Credit Disbursement, in Federal or other funds immediately available in Boston, to the Administrative Agent at its address set forth in Section 9.01, and the Administrative Agent will promptly make such funds available to the Issuing Bank. The Administrative Agent will promptly remit to each Lender that shall have made such funds available its pro rata share, as so determined, of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement.

         (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing or payment, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing or payment in accordance with Section 2.02(c) or (d), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same Person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at,
(i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.06 or 2.21(g), as applicable and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative

Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Conversion Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Revolving Credit Borrowing. Further, and notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request, nor shall any Lender be required to make, any Eurodollar Loan during the existence of a Default or an Event of Default unless the Required Lenders otherwise agree.

         (g) The Borrower may refinance (i) all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type and (ii) all or any part of any Revolving Credit Borrowing outstanding on the Conversion Date with a Term Borrowing of the same or a different Type, in each case upon the terms and subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of such new Revolving Credit Borrowing or Term Borrowing, as applicable; and the proceeds of such new Revolving Credit Borrowing or Term Borrowing, as applicable (to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced), shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c).

         Section 2.03 Notice of Borrowings. The Borrower shall give the Administrative Agent written or telecopy notice in the form of Exhibit I hereto (or telephone notice promptly confirmed in writing or by telecopy in the form of Exhibit I hereto) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Boston time, two Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Boston time, on the Business Day of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the applicable Class and Type of such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's pro rata portion of the requested Borrowing.

         Section 2.04 Notes; Repayment of Loans. The Loans made by each Lender shall be evidenced by a Note, duly executed and delivered on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment. The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable (a) in the case of a Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Conversion Date and (b) in the case of a Term Loan, as provided in Section 2.11. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         Section 2.05 Fees. (a) [Intentionally omitted].

         (b) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the last day of the Revolving Credit Availability Period, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding calendar quarter (or shorter period commencing with the date of this Agreement or ending with the last day of the Revolving Credit Availability Period), equal to (i) during any Level I Pricing Period, 0.25% per annum, (ii) during any Level II Pricing Period, 0.375% per annum and (iii) at all other times, 0.50% per annum. The "unused amount" of the Revolving Credit Commitment of a Lender on any date means the amount of such Lender's Revolving Credit Commitment on such date, less the sum of its outstanding Revolving Loans on such date and its Letter of Credit Exposure on such date. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue from the date of this Agreement and shall cease to accrue on the last day of the Revolving Credit Availability Period.

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter dated February 12, 2002 (the "Letter Agreement"), among the Administrative Agent, the General Partner and the Borrower, in the amounts and on the dates provided in the Letter Agreement. Such fees shall be in addition to reimbursement of the Administrative Agents' reasonable out- of-pocket expenses.

         (d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

         Section 2.06 Interest on Loans. (a) [Intentionally Omitted].

         (b) Subject to Section 2.07, each Revolving Loan or Term Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate, plus the Applicable ABR Margin.

         (c) [Intentionally Omitted].

         (d) Subject to Section 2.07, each Revolving Loan or Term Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Eurodollar Margin.

         (e) Any change in any Applicable Margin required hereunder shall be deemed to occur (i) five Business Days after the date the Borrower delivers its financial statements required by Section 5.02(a) or (b), as the case may be, in respect of its most recent fiscal quarter and the certificate required by
Section 5.02(c) or (ii) on the date any Revolving Credit Borrowing is made or any Letter of Credit is issued in respect of the financial statements required by Section 5.02(a); provided that if the Borrower fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to Section 5.02(a) or (b), as the case may be, and Section 5.02(c), the Applicable Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level III Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Applicable Margin shall be determined as otherwise provided for herein.

         (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         Section 2.07 Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under this Agreement or any other Loan Document, by acceleration or otherwise, interest shall accrue, to the extent permitted by law, on such defaulted amount during the period from (and including) the date of such default to (but not including) the date of actual payment (after as well as before judgment) at (a) in the case of principal or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) that would otherwise be applicable to such Loan pursuant to Section
2.06 as if a Level III Pricing Period were in effect, plus 2.00% or (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to ABR Revolving Loans pursuant to Section 2.06 as if a Level III Pricing Period were in effect, plus 2.00%. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

         Section 2.08 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         Section 2.09 Termination and Reduction of Commitments; Conversion of Revolving Loans. (a) The Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., Boston time, on the Conversion Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however that (i) the Borrower simultaneously reduce Facility B pro rata such that at all times the Revolving Credit Commitment Percentage of each Lender hereunder and the Tranche B Revolving Credit Commitment Percentage (as defined in the Existing Credit Agreement) of the lenders under Facility B shall be the same, (ii) in the event the Borrower permanently terminates or reduces Facility B in whole, the Borrower shall simultaneously terminate or reduce, as the case may be, the Facility and
(iii) each partial reduction of the Revolving Credit Commitments and Facility B shall be in a minimum collective aggregate principal amount which is an integral multiple of $100,000 and not less than $500,000.

         (c) In the event, and on each occasion, that the Borrower is required to prepay or repay Revolving Loans and/or to provide cash collateral for Letters of Credit as provided in Section 2.11(e) or (f) and Section 2.11(g), then on the date of such required action, the Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to the sum of such required payment and cash collateral; provided, however that (i) the Borrower simultaneously reduce Facility B pro rata in the amount of such prepayment or reduction, such that at all times the Revolving Credit Commitment Percentage of each Lender hereunder and the Tranche B Revolving Credit Commitment Percentage (as defined in the Existing Credit Agreement) of the lenders under Facility B shall be the same and (ii) in the event the Borrower prepays the amount of Facility B, in whole, the Borrower shall simultaneously prepay the Facility in its entirety. In addition, in the event that the amount of any Excess Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to the Facility Obligations exceeds the amount of all outstanding Loans and Letter of Credit Exposure, the Commitments shall be further reduced by such excess, by reduction, to the Revolving Credit Commitments. For purposes of applying the requirements of this Section 2.09(c), the amount of any Excess

Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to the Facility Obligations shall be calculated as if the definition set forth in the last sentence of Section 2.11(e) included, in addition, the maximum aggregate amount of the unused Revolving Credit Commitments.

         (d) Each reduction in the Revolving Credit Commitments of any Class in accordance with this Article II shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments of such Class and shall be made in the same proportion among the lenders in accordance with the Tranche B Revolving Credit Commitment Percentage. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Revolving Credit Commitments of any Class, the Commitment Fees on the amount of the Revolving Credit Commitments of such Class so terminated or reduced accrued to the date of such termination or reduction.

         Section 2.10 Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., Boston time, on the Business Day of conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 11:00 a.m., Boston time, two Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and (c) not later than 11:00 a.m., Boston time, two Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Term Loans comprising the converted or continued Term Borrowing;

                  (ii) the aggregate principal amount of such Term Borrowing converted into or continued as (A) a Eurodollar Term Borrowing, shall be an integral multiple of $100,000 and not less than $500,000 or (B) an ABR Term Borrowing, shall be the lesser of (I) the remaining outstanding principal amount of such Borrowing and (II) an integral multiple of $100,000;

                  (iii) each conversion or continuation shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion or continuation to the Term Loan (or portion thereof) of such Lender being converted or continued; accrued interest on a Eurodollar Term Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Term Borrowing is converted or continued at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

                  (vi) unless the Required Lenders otherwise agree, during the existence of a Default or an Event of Default, the Borrower shall not be entitled to elect to have any Term Borrowing converted into or continued as a Eurodollar Term Borrowing:

                  (vii) any portion of a Term Borrowing which cannot be converted into or continued as a Eurodollar Term Borrowing by reason of clause (v) or (vi) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing;

                  (viii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (I) the principal amount, the Type and, in the case of a Eurodollar Term Borrowing, the Interest Period of the Term Borrowing that the Borrower requests be converted or continued, (II) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's pro rata portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

         Section 2.11 Mandatory Repayments and Prepayments. (a) [Intentionally omitted].

         (b) On the Conversion Date, all Revolving Credit Borrowings shall be due and payable to the extent not previously paid.

         (c) Subject to adjustment as provided in Section 2.11(h) and Section 2.12(b), the Borrower shall repay the Term Loans and reduce the Letter of Credit Exposure in quarterly installments, commencing on December 31, 2003, and continuing on the last day of every third calendar month thereafter through September 30, 2005 (the due date of each such installment being called a "Repayment Date"). The amount of any such installment payable on a Repayment Date shall be the amount, if any, necessary (after giving effect to any reductions on account of the expiration after the Conversion Date of any Letters of Credit) to reduce the sum of (i) the aggregate principal amount of the Term Loans outstanding immediately after the Conversion Date and
(ii) the Letter of Credit Exposure outstanding immediately after the Conversion Date by an aggregate percentage of such sum equal to the percentage set forth opposite such Repayment Date below:

                  December 31, 2003             12.5%
                  March 31, 2004                25.0%
                  June 30, 2004                 37.5%
                  September 30, 2004            50.0%
                  December 31, 2004             62.5%
                  March 31, 2005                75.0%
                  June 30, 2005                 87.5%
                  September 30, 2005           100.0%

On the Repayment Date that is September 30, 2005, Borrower shall repay the remaining principal and interest owing on all outstanding Term Loans and fully cash collateralize any then existing Letter of Credit Exposure. All payments under this paragraph (c) shall be applied (I) first, to repay any outstanding Term Loans and (II) second, after the Term Loans have been paid in full, to reduce the Letter of Credit Exposure. Any such payments so applied to reduce the Letter of Credit Exposure shall be deposited with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k).

         (d) [Intentionally Omitted].

         (e) If at any time the Borrower or any of the Restricted Subsidiaries disposes of property or such property shall be damaged, destroyed or taken in eminent domain or there shall be title insurance proceeds with respect to such property, in any such case, with the result that there are Excess Proceeds, and the Borrower does not apply such Excess Proceeds in the manner described in
Section 6.07(c)(iii)(B)(I), the Borrower shall prepay, upon notice as provided in paragraph (g) of this Section 2.11 (which notice shall be given not later than 180 days after the date of such sale of property), a principal amount of the outstanding Facility Obligations equal to the amount of such remaining Excess Proceeds allocable to the Facility Obligations, determined by allocating such remaining Excess Proceeds pro rata among the Lenders, the lenders under the Existing Credit Agreement and the holders of Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the Facility Obligations, the Facilities Obligations (as defined in the Existing Credit Agreement) and Parity Debt (and the Make Whole Amount on the principal amount of the Mortgage Notes to be prepaid). For purposes of this Section 2.11, the aggregate then unpaid principal amount of the Facility Obligations" under this Agreement shall equal the sum of (i) the aggregate principal amount of the outstanding Loans and (ii) the Letter of Credit Exposure.

         (f) In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Collateral Documents, or there shall be proceeds under title insurance policies with respect to any real property, all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts, Net Awards (as defined in the Mortgage) or title insurance proceeds which, as of any date, shall not theretofore have been applied to the cost of Restoration (as defined in the Mortgage) shall be deemed to be proceeds of property disposed of voluntarily, shall be subject to the provisions of Section 6.07(c) and, if subdivision (iii)(B)(I) of Section 6.07(c) is applicable thereto, shall be subject to the prepayment provisions of paragraph (e) of this Section 2.11; provided that, if any such event or circumstances (individually or together with all other related events and circumstances) shall result in proceeds of more than $25,000,000 in the aggregate, the Borrower shall not apply such proceeds to replacement or other assets or undertake any Restoration without the prior written consent of the Required Lenders.

         (g) The Borrower will give the Administrative Agent irrevocable written notice of each prepayment under paragraph (e) or (f) of this Section 2.11 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Facility Obligations to be prepaid, the aggregate principal amount of the Facilities Obligations (as defined in the Existing Credit Agreement) to be prepaid and the principal amount of each issue of Parity Debt to be prepaid and the paragraph under which such prepayment is to be made. Each Lender shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, a certificate of a Financial Officer of the Borrower certifying that the applicable conditions of this Section 2.11 have been fulfilled and specifying the particulars of such fulfillment. Such certificate shall set forth the principal amount of the Facility Obligations being prepaid and specify how such amount was determined, and certify that such amount has been computed in accordance with this Section 2.11.

         (h) All mandatory prepayments of the Facility Obligations under paragraphs (e) and (f) of this Section 2.11 shall be applied to pay or prepay any outstanding Revolving Loans or Term Loans and, to the extent that the remaining amount of such prepayment is greater than the aggregate principal amount of outstanding Loans, to reduce the Letter of Credit Exposure. All such mandatory prepayments so applied on or after the Conversion Date shall be applied to reduce the amount of scheduled payments due under Section 2.11(c) after the date of such prepayment in the inverse order of maturity (without affecting the requirement that such prepayments be applied first to pay all outstanding Term Loans and only thereafter to reduce the Letter of Credit Exposure). Subject to the foregoing provisions, any such mandatory prepayment of Loans of any Class shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid. Any such payments under paragraphs (e) and (f) of this Section 2.11 so applied to reduce the Letter of Credit Exposure shall be deposited with the Trustee and applied as provided in the Trust Agreement.

         (i) [Intentionally Omitted].

         (j) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Revolving Loans and (ii) the Letter of Credit Exposure exceeds the aggregate amount of the Revolving Credit Commitments at such time, the Borrower shall immediately prepay Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Revolving Loans, reduce the Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

         (k) Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. The repayments and prepayments of the Loans required by the respective subsections of this Section 2.11 and the optional prepayments permitted by Section 2.12 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent expressly specified herein. All payments under this Section
2.11 shall be subject to Section 2.15, but otherwise shall be without premium or penalty.

         Section 2.12 Optional Prepayments. (a) Subject to Section 2.01(d) and
Section 2.12(b), the Borrower shall have the right at any time and from time to time to prepay any Borrowing or payment due under Section 2.11(c), in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (i) in the case of any prepayment of amounts payable under Section 2.11(c), not later than 11:00 a.m., Boston time, two Business Days in advance of the proposed prepayment, (ii) in the case of any prepayment of Eurodollar Revolving Loans, not later than 11:00 a.m., Boston time, two Business Days in advance of the proposed prepayment and (iii) in the case of any prepayment of ABR Revolving Loans, not later than 11:00 a.m., Boston time, on the Business Day of the proposed prepayment; provided, however, that (A) the Borrower simultaneously reduce Facility B pro rata, such that the prepayments made pursuant to this
Section 2.12(a) and Section 2.12(a) of the Existing Credit Agreement shall be in equal dollar amounts and (B) each partial prepayment of ABR Loans shall be in a minimum aggregate amount of $100,000 under each of Facility B and this Facility and each partial prepayment of Eurodollar Loans shall be in an amount which is an integral multiple of $100,000 under each of Facility B and this Facility and not less than $500,000 under each of Facility B and this Facility, (C) in the event that the Borrower prepays the lenders under Facility B with respect to the term loans thereunder, in whole, the Borrower shall simultaneously prepay in whole the Term Loans under the Facility and (D) a partial prepayment of a Eurodollar Borrowing under this Section 2.12(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof under each of Facility B and this Facility being less than $500,000. Each notice of prepayment of any Borrowing or payment due under Section 2.11(c) shall specify the prepayment date, the Class, the Type and the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing), and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing or payment by the amount stated therein on the date stated therein.

         (b) All prepayments under this Section 2.12 shall be subject to Section
2.15 but otherwise shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of payment. All prepayments under this Section 2.12 of amounts payable under Section

2.l1(c) shall be applied to reduce the amount of scheduled payments of amounts due under Section 2.11(c) after the date of such prepayment in the inverse order of maturity (without affecting the requirement that such prepayments be applied first to pay all outstanding Term Loans and only thereafter to provide cash collateral in respect of Letters of Credit) until the last four of such scheduled payments shall have been repaid in full, and thereafter all such prepayments of amounts payable under Section 2.11(c) shall be applied to reduce such remaining scheduled payments pro rata. Subject to the foregoing provisions, any optional prepayment of Loans of any Class pursuant to Section 2.12(a) shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid.

         Section 2.13 Reserve Requirements; Certain Changes in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) or Letters of Credit by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Letters of Credit or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Lender's holding company to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) No Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless such Lender shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 120 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of such costs or reductions. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

         Section 2.14 Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.14(b).

In the event that any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         Section 2.15 Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, refinanced, converted or continued or not paid or prepaid (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, refinance, convert or continue or failure to pay or prepay to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be based upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Business Day of such Interest Period). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         Section 2.16 Pro Rata Treatment. Except as required under Section 2.13 or 2.14 and by the terms of this Agreement requiring pro rata treatment with Facility B, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments, each payment in respect of participations in Letter of Credit Disbursements and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with
Schedule 1.01A, to the next higher or lower whole dollar amount.

         Section 2.17 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise (except pursuant to Section 2.20), or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest (unless the party from which such recovery is made is obligated by law to pay interest on the amount recovered, in which case each of the Lenders shall be responsible for its pro rata share of such interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         Section 2.18 Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), Boston time, on the date when due in dollars to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         Section 2.19 Taxes. (a) All payments made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary, excise, property or other taxes, levies, imposts, duties, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Documentation Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Documentation Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Documentation Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any Letters of Credit). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, the Documentation Agent or any Lender hereunder or under the Notes or any Letters of Credit, the amounts so payable to the Administrative Agent, the Documentation Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Documentation Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and any Letters of Credit, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.19(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Documentation Agent or such other Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Documentation Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Documentation Agent or any Lender as a result of any such failure.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and completing such Forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this
Section 2.19, provided that, in the case of a participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (c) The provisions of this Section 2.19 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender.

         (d) Any Agent or Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Agent or Lender, be otherwise disadvantageous to such Lender.

         (e) Nothing contained in this Section 2.19 shall require any Agent or Lender to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (f) No Lender shall be entitled to claim any indemnity payment or additional amount payable pursuant to this Section 2.19 with respect to any tax unless such Lender shall have notified the Borrower that it will demand compensation for such payment or amount not more than 120 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of the costs or reductions giving rise to such claim. Failure on the part of any Lender to demand any indemnity payment or any such additional amount with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section
2.19 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

         Section 2.20 Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to pay additional amounts to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the

Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the provisions set forth in Section 9.04, including clause (v) of the proviso to Section 9.04(b)) all its interests, rights and obligations under this Agreement to another financial institution designated by the Borrower which shall assume such obligations; provided that
(i) a similar assignment by such Lender be made under the Existing Credit Agreement of all its interests, rights and obligations under the Existing Credit Agreement, (ii) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (iii) the Borrower shall pay to the affected Lender (and shall take the same actions under the Existing Credit Agreement) in immediately available funds on the date of such assignment the entire amount of principal of and interest accrued to the date of payment on the Loans and participations in Letter of Credit Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.13 or 2.14 or demand for additional amounts under Section 2.19, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.13,
2.14 or 2,19, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder or under the Existing Credit Agreement.

         Section 2.21 Letters of Credit. (a) [Intentionally Omitted].

         (b) The Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower, at any time and from time to time during the Revolving Credit Availability Period; provided that any Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty by the Borrower that, immediately following the issuance of such Letter of Credit, the sum of
(i) the Letter of Credit Exposure and (ii) the aggregate principal amount of outstanding Revolving Loans shall not exceed the aggregate amount of the Revolving Credit Commitments at such time, provided, however, that the amount of all outstanding Tranche B Letters of Credit (as defined in the Existing Credit Agreement) and the Letters of Credit shall not exceed $12,500,000. Each Letter of Credit shall expire at the close of business on the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

         (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from the Borrower to the Administrative Agent and the Issuing Bank specifying, on the Issuing Bank's standard form or on such other form as is acceptable to the Issuing Bank, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Administrative Agent shall give prompt notice thereof to each Lender). The Issuing Bank also will give the Administrative Agent (i) daily notice of the amount available to be drawn under each outstanding

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

Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit. The Administrative Agent will promptly provide the Lenders with copies of each such quarterly summary.

         (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, effective upon the issuance of such Letter of Credit, a participation in such Letter of Credit equal to such Lender's pro rata share (based on such Lender's Revolving Credit Commitment Percentage) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), such Lender's pro rata share (based on such Lender's Revolving Credit Commitment Percentage) of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.21(g); provided that the Lenders shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or wilful misconduct of the Issuing Bank.

         (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.21(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.21(d)).

         (f) During the Revolving Credit Availability Period, the Borrower shall pay to the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Revolving Credit Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Revolving Credit Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to the Applicable Eurodollar Margin from time to time in effect during such period pursuant to
Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Letters of Credit during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the date of this Agreement to but excluding the last day of the Revolving Credit Availability Period. In addition to the foregoing, the Borrower shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit.

         (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit, by making payment in immediately available funds to the Administrative Agent within one Business Day after receipt of notice of such payment or disbursement, in an amount equal to the amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 3:00 p.m. (Boston time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the Borrower therefor, at a rate per annum equal to the rate applicable to ABR Revolving Loans during such period pursuant to
Section 2.06. If the Borrower shall fail to pay any amount required to be paid by it under this Section 2.21(g) when due, such unpaid amount shall bear interest as provided in Section 2.07. The Issuing Bank shall give the Borrower prompt notice of each drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank.

         (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.21(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, any Agent, any Lender or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment was not wrongfully made as a result of the gross negligence or wilful misconduct of the Issuing Bank; and

                  (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.21(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or wilful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.21(h), the Borrower's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, the Borrower; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

         (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit, including as to compliance with the Uniform Customs and Practices for Documentary Credits, as then in effect. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.21. The Administrative Agent shall promptly give each Lender notice thereof.

         (k) In the event that the Borrower is required or elects pursuant to the terms of this Agreement (other than Sections 2.11(h) and 7.01) to provide cash collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit in an account with the Administrative Agent an amount in cash equal to the Letter of Credit Exposure of such Class (or such lesser amount as shall be required or elected hereunder). Any such deposit shall be held by the Administrative Agent in accordance with the Cash Collateral Agreement. In the event that the Borrower is required pursuant to the terms of Section 2.11(h) or Section 7.01 of this Agreement to provide cash collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit such cash collateral in an account with the Trustee pursuant to the Trust Agreement. Such deposit shall be held by the Trustee in accordance with the Trust Agreement. Any such deposit to be held by the Administrative Agent or the Trustee, as provided herein, shall be accompanied by notice from the Borrower, in form satisfactory to the Administrative Agent or the Trustee, as the case may be, setting forth the basis for such deposit, identifying in reasonable detail the Letters of Credit to which such deposit relates, and setting forth any other information related to such deposit reasonably requested by the Administrative Agent or the Trustee, as the case may be. The Borrower shall promptly provide the Administrative Agent with a copy of any such notice to the Trustee and shall promptly provide the Trustee with a copy of any such notice to the Borrower.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         Section 3.01 Organization; Powers. Each of the Borrower and the Loan Parties (a) is a limited partnership (in the case of the Borrower and the Public Partnership) or a limited liability company or a corporation (in the case of the other Loan Parties) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is duly qualified or registered to do business and is in good standing as a foreign limited partnership (in the case of the Borrower and the Public Partnership) or a limited liability company or corporation (in the case of the other Loan Parties) in all jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect (and the only such jurisdictions are, in the case of the Borrower and the Public Partnership, Connecticut, Indiana, Illinois, Kentucky, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Texas and West Virginia) and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, to consummate the transactions contemplated hereunder and, in the case of the Borrower, to obtain extensions of credit hereunder.

         Section 3.02 Authorization. The execution, delivery and performance by each of the Borrower and the Loan Parties of each of the Loan Documents to which it is or will be a party, the consummation of the transactions contemplated hereunder and, in the case of the Borrower, the extensions of credit hereunder
(a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the agreement of limited partnership, operating agreement, articles of incorporation or other constitutive documents or by-laws of the Borrower and the other Loan Parties, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument, including, without limitation, the Existing Credit Agreement, the Note Agreement or the Parity Debt Agreements to which the Borrower or any of the other Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any Person under any such indenture, agreement or other instrument, including, without limitation, the Existing Credit Agreement, the Note Agreement or the Parity Debt Agreements or (iii) except for the Lien of the Collateral


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

Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties.

         Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the other Loan Parties does or will constitute, the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

         Section 3.04 Consents and Governmental Approvals. No consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor, including, without limitation, any creditor or holder under the Existing Credit Agreement, the Note Agreement or the Parity Debt Agreements, or holder of any Capital Stock of the Borrower, any of the other Loan Parties or any Affiliate thereof or (c) any other Person is or will be required in connection with the transactions contemplated hereby, the Facility or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

         Section 3.05 Business; Financial Statements. (a) As of the Closing Date, the Business (as conducted by the Star Gas Group) does not include, and has never included (whether conducted by the Star Gas Group or any of its predecessors) the sale, distribution or storage of any petroleum derivative product (other than propane gas and other than storage of diesel fuel and motor oil used for vehicles of the Star Gas Group), except on premises listed on
Schedule 3.05(a).

         (b) [Intentionally Omitted].

         (c) The Borrower has delivered to the Agents the unaudited pro forma balance sheet of the Borrower as of December 31, 2001. Such balance sheet presents fairly the financial condition of the Borrower as of that date in accordance with GAAP.

         (d) The Borrower has heretofore furnished to the Lenders (i) the balance sheet of the Public Partnership as of September 30, 2001] and (ii) the combined balance sheets of Star Gas Group as of September 30, 2001 and the related combined statements of operations and cash flows for each of the years in the three-year period ended September 30, 2001, in each case audited by and accompanied by the opinion of KPMG LLP, independent public accountants (the financial statements referred to in clauses (i) and (ii) above, collectively, the "Audited Financial Statements"). The Audited Financial Statements present fairly in accordance with GAAP the combined financial position and the combined results of operations and cash flows of the Star Gas Group as of such dates and for such periods. Except as set forth on Schedule 3.05(d), the balance sheets and the notes thereto included in the Audited Financial Statements disclose all material liabilities, actual or contingent, of the Star Gas Group as of the dates thereof. Except as set forth on Schedule 3.05(d) and except for liabilities incurred in the ordinary course of business since the date thereof (none of which, individually or in the aggregate, would have a Material Adverse Effect), the unaudited pro forma balance sheet of the Borrower referred to in paragraph (c) above discloses all material liabilities actual or contingent of the Borrower as of the Closing

Date. Notwithstanding the foregoing representation made in the two immediately preceding sentences, such representation will be deemed breached (except for purposes of Article IV hereof) only to the extent that such representation involves undisclosed liabilities which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

         Section 3.06 No Material Adverse Change. As of the Closing Date, there has occurred since December 31, 2001, no material adverse change, and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in the business, operations, property or condition (financial or otherwise) of the Star Gas Group. Since the date of this Agreement, there has occurred no condition, event or other occurrence that, individually or in the aggregate, has had, and there exists no condition, event or other occurrence, that, individually or in the aggregate, could reasonably be expected to have, a Material Adverse Effect.

         Section 3.07 Title to Properties; Possession Under Leases. (a) The Borrower and the Restricted Subsidiaries will own or hold valid leasehold interests in all the properties and assets used in the operation of the Business, except for properties and assets set forth on Schedule 3.07. None of the properties and assets set forth on Schedule 3.07 is material to the Business. Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of Liens, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (ii) Liens permitted by Section 6.02.

         (b) Schedule 3.07 sets forth, as of the Closing Date, a true, complete and correct list of (i) all real property owned by the Borrower and the Restricted Subsidiaries; (ii) all real property leased by the Borrower or any Restricted Subsidiary; and (iii) the location and use of each such property.

         (c) Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         Section 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

         Section 3.09 Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any other Loan Party or any business, property or rights of the Borrower or any other Loan Party (i) which involve any Loan Document or the transactions contemplated by this Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

         (b) Neither the Borrower nor any other Loan Party is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree, of any Governmental Authority, where such violation or default could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.09, neither the Borrower nor any other Loan Party has received any written communication during the past three years from any Governmental Authority that alleges that the Borrower or any other Loan Party or the Business is not in compliance in any material respect with any law, rule or regulation or any judgment, writ, injunction or decree.

         Section 3.10 Agreements. Neither the Borrower nor any of the other Loan Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. As of the date of this Agreement, neither the Borrower nor any of the Restricted Subsidiaries is a party to any Material Contract and none of the assets or properties of the Borrower or any Loan Party is or may be bound by any Material Contract.

         Section 3.11 Federal Reserve Regulations. (a) Neither the Borrower nor any of the other Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U and X.

         Section 3.12 Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the other Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or
(c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any Federal or state law.

         Section 3.13 Use of Proceeds. (a) [Intentionally Omitted].

         (b) The proceeds of all Revolving Loans will be used solely (i) to fund the purchase price of any Eligible Propane Acquisition by the Borrower or any Restricted Subsidiary or to reimburse the Borrower or any Restricted Subsidiary for cash amounts paid by the Borrower or such Restricted Subsidiary for the purchase price of any Eligible Propane Acquisition made by the Borrower or such Restricted Subsidiary within the six-month period immediately preceding the date of the Borrowing of the Revolving Loans to which such proceeds relate (provided, in the case of an acquisition of Capital Stock, that the Person so acquired becomes a Restricted Subsidiary), (ii) to fund Growth-Related Capital Expenditures and (iii) for the other purposes set forth in Section 6.01(b) of the Existing Credit Agreement, Section 10.1(b) of the Note

Agreement and the comparable provisions in the Parity Debt Agreement, including, without limitation, to prepay, in whole, the Fleet Parity Note on the Closing Date. The Letters of Credit will be issued solely to support obligations of the Borrower incurred in connection with the acquisitions and Growth-Related Capital Expenditures referred to in this paragraph.

         (c) The proceeds of all Term Loans will be used solely to refinance Revolving Loans outstanding on the Conversion Date.

         Section 3.14 Tax Returns. Each of the Borrower and its Affiliates has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than
(a) those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made and
(b) in the case of any such Person other than the Borrower and the Restricted Subsidiaries, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable Federal laws. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state laws, except for laws of the states set forth on Schedule 3.14, none of which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.15 No Material Misstatements. (a) No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any of its Affiliates to any Agent or Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading. There is no fact known to the Borrower which has or in the future would (so far as the Borrower can now foresee) have a Material Adverse Effect which has not been set forth in this Agreement (including the schedules hereto).

         (b) All representations and warranties of the Borrower and Star Gas Corporation set forth in the Note Agreement, the Existing Credit Agreement and the Twelfth Amendment thereto, and other Parity Debt Agreements were true and correct on and as of the date of such agreement and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

         Section 3.16 Employee Benefit Plans. Except as disclosed in Schedule 3.16, none of the General Partner, the Borrower or any Related Person of the General Partner or the Borrower (other than Petro and any Subsidiaries of Petro (except for the General Partner that is not a Related Person of the Borrower or the General Partner as of the Closing Date)) has ever established, maintained, contributed to or been obligated to contribute to, and neither the

Borrower nor any Related Person of the Borrower has any liability or obligation with respect to, any Plan. Neither the Borrower nor any Related Person of the Borrower has assumed, either by agreement (including the Partnership Agreement and the Operative Agreements), by operation of law or otherwise, any liability or obligation with respect to any "employee benefit plan" (as defined in ERISA) or any other compensation or benefit arrangement, agreement, policy, practice or understanding. Neither the Borrower nor any Related Person of the Borrower has any liability or obligation to provide any amount or type of compensation or benefit in respect of any employee or former employee of the Business which relates to periods, services performed or benefits or amounts accrued prior to the transfer of the Business or the Assets pursuant to the Operative Agreements and the transactions contemplated thereby. Neither the General Partner, nor the Borrower nor any Related Person of the Borrower, or the General Partner has incurred any material liability under Title IV of ERISA with respect to any Plan and no event or condition exists or has occurred as a result of which such a liability would reasonably be expected to be incurred. None of the General Partner, the Borrower nor any Related Person of the General Partner or the Borrower has engaged in any transaction, including the transactions contemplated hereunder, which could subject the Borrower or any Related Person of the Borrower to liability pursuant to Section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC. No prohibited transaction (within the meaning of Section 406(a) of ERISA or Section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject the General Partner or the Borrower to a material liability under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code. No liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by the General Partner, the Borrower or any Related Person. Neither the General Partner, nor the Borrower nor any Related Person of the General Partner or the Borrower contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any single employer plan that has at least two contributing sponsors not under common control. The Borrower is not, nor is it expected to become, a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to any Plan. Neither the General Partner nor the Borrower has ever maintained or contributed to any plan or arrangement which provides post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to Section 4980B of the Code).

         Section 3.17 Environmental and Safety Matters. (a) Except as disclosed in Schedule 3.17, each of the Borrower and the General Partner is in compliance with all Environmental Laws applicable to it or to the Business, except where such noncompliance would not have a Material Adverse Effect. The Borrower has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a Material Adverse Effect.
Schedule 3.17 lists (i) all notices from Federal, state or local environmental agencies to the Borrower, the General Partner or any Affiliate thereof citing environmental violations affecting the Business that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on Schedule 3.17, if ultimately resolved against such party, would have a Material Adverse Effect and (ii) all current reports filed by the Borrower, the

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

General Partner or any Affiliate thereof with respect to the Business with any Federal, state or local environmental agency having jurisdiction over the Business, true and complete copies of which reports have been made available to the Lenders. Notwithstanding any such notice, except for matters the consequences of which will not have a Material Adverse Effect, the Business is currently being operated in all respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any liability or penalty to the Borrower or the Subsidiaries or in the revocation, loss or termination of any such environmental permits or licenses.

         (b) Except as disclosed in Schedule 3.17, all facilities located on the real property owned or leased by the Loan Parties which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a Material Adverse Effect and none of the Borrower, the General Partner and their Affiliates has received, or, to the knowledge of the Borrower, been threatened with, a notice of violation of RCRA regarding such facilities.

         (c) Except as disclosed in Schedule 3.17, no Hazardous Materials are or have been located or present at any of the real property owned or leased by the Loan Parties or any previously owned properties in violation of any Environmental Law, which violation will have a Material Adverse Effect, or in such circumstances as to give rise to liability, which liability will have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance,
(ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Environmental Law or (iii) any assertion of any lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence referred to in clause (i), (ii) or (iii) above will have a Material Adverse Effect.

         (d) The Borrower has not received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state, local or foreign law nor has the Borrower received any notification that any Hazardous Materials that it has used, generated, stored, treated, handled, transported or disposed of or arranged for transport for disposal or treatment of, or arranged for disposal or treatment of, has been found at any site at which any Governmental Authority or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

         (e) None of the matters disclosed in Schedule 3.17, either individually or in the aggregate, involves a violation of or a liability under any Environmental Law, the consequences of which will have a Material Adverse Effect.

         Section 3.18 Security Interests. The Trustee for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Trustee of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings, or amendments or supplements to any of the Collateral Documents are required in order to perfect the security interests created under the Collateral Documents, except for


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amendments, supplements, filings or recordings listed on Schedule 3.18. All such amendments, supplements, listed filings and recordings were made on or prior to the Closing Date, except as otherwise expressly provided in Schedule 3.18.

         Section 3.19 Solvency. Upon the making of the initial Loan or the issuance of the initial Letter of Credit hereunder, each of the Borrower and the Restricted Subsidiaries will be Solvent. "Solvent" means, with respect to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed the liabilities of such Person,
(b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "debts" means any liabilities on claims, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         Section 3.20 Transactions with Affiliates. Except as set forth in
Schedule 3.20 and except for agreements and arrangements among the Borrower and Wholly Owned Restricted Subsidiaries or among Wholly Owned Restricted Subsidiaries, neither the Borrower nor any of the Subsidiaries is a party to, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, and neither the Borrower nor any of the Subsidiaries is engaged in any transaction with, (a) any Affiliate of the Borrower or any of the Subsidiaries or (b) any Affiliate of Petro or the General Partner.

         Section 3.21 Ownership. The only general partner of the Borrower is the General Partner. The General Partner owns a 0.01% general partnership interest in the Borrower. The only limited partner of the Borrower is the Public Partnership. The Public Partnership owns a 99.99% limited partner interest in the Borrower. The only general partner of the Public Partnership is the General Partner.

         Section 3.22 Insurance. The Borrower and the Subsidiaries maintain with Permitted Insurers policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies) and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower

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

and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         Section 3.23 Labor Relations. Neither the Borrower nor any of the Subsidiaries is engaged in unfair labor practice that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of the Subsidiaries or affecting the Business or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, (b) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any of the Subsidiaries or affecting the Business or, to the knowledge of the Borrower, threatened against any of them, (c) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries, (d) to the knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of the Subsidiaries and (e) to the knowledge of the Borrower, no union organizing activities are taking place.

         Section 3.24 Changes, etc. Except as contemplated by this Agreement or the other Loan Documents, the Borrower and the other Loan Parties have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, and no events have occurred which, individually or in the aggregate, could have a Material Adverse Effect, and there has not been any Restricted Payment of any kind declared, paid or made by the Borrower or the General Partner.

         Section 3.25 Indebtedness. Other than the Indebtedness represented by the Mortgage Notes, the Notes (as defined in the Existing Credit Agreement), 1998 Parity Notes, 2000 Parity Notes, 2001 Parity Notes and the Fleet Parity Note (which Fleet Parity Note shall be paid in whole on the Closing Date), incurred hereunder, none of the Borrower and the Restricted Subsidiaries has any secured or unsecured Indebtedness outstanding as of the Closing Date. As of the Closing Date, no instrument or agreement to which the Borrower or any of the Subsidiaries is a party or by which the Borrower or any of the Subsidiaries is bound or which is applicable to the Borrower or any of the Subsidiaries (other than this Agreement, the Note Agreement, the Existing Credit Agreement, the other Parity Debt Agreements and Fleet Parity Note) contains any restrictions on the incurrence by the Borrower or any of the Subsidiaries of additional Indebtedness.

         Section 3.26 Business. (a) The Borrower is in possession of and operating in compliance in all respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties and to permit the conduct of the Business as now conducted and proposed to be conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, "Permitted Exceptions") (i) which are not required at this time and are routine or administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business after the Closing Date, or (ii) which, if not obtained or given, would not, individually or in the aggregate, have a Material Adverse Effect.

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

         (b) The Borrower has good and marketable title to all of its assets and properties, subject to no Liens except those permitted under Section 6.02. The Assets currently owned by the Borrower are all of the assets and properties necessary to enable the Borrower to conduct the Business.

         (c) (i) Star Gas Corporation has transferred to the Borrower beneficial and (except in the case of motor vehicles covered by certificates of title where the certificates of title have been duly executed in favor of the Borrower, the Lien of the Trustee has been duly provided for thereon and such certificates of title have been delivered to the Borrower and/or the Trustee), record ownership of all properties (including trademarks, tradenames and other intellectual property used in the Business), easements and licenses comprising the Business and (ii) the Collateral Documents (other than the Trust Agreement), or proper notices, statements or other instruments in respect thereof, have been duly recorded, published, registered and filed as required by Section 4.01(d). The Borrower holds all right, title and interest in and to the trade name "Star Gas" necessary to conduct the Business, and all other trademarks and trade names used in the Business and holds exclusive right, title and interest in and to all customer lists used in the Business.

         Section 3.27 Chief Executive Office. The chief executive office of the Borrower and the General Partner and the office where each maintains its records relating to the transactions contemplated by the Operative Agreements are located at 2187 Atlantic Street, Stamford, CT 06902. The Borrower is only organized in the State of Delaware and "Star Gas Propane, L.P." is the name as it appears in official filings in the State of Delaware. The General Partner is only organized in the State of Delaware and "Star Gas LLC" is the name as it appears in official filings.

         Section 3.28 Fixed Price Supply Contracts. None of the Borrower and the Restricted Subsidiaries is a party to any contract for the purchase or supply by such parties of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to. All such contracts referred to in the foregoing clause (b) which are in effect on the Closing Date are set forth in Schedule 3.28.

         Section 3.29 Trading and Inventory Policies. The Borrower maintains a trading policy to the effect that neither it nor any of the Restricted Subsidiaries will trade any commodities. The Borrower maintains a supply inventory position policy to the effect that neither it nor any of the Restricted Subsidiaries will hold on hand, as of any date, more Commodities Inventory than will be sold in the normal course of business during the following 90 days. The Borrower and the Restricted Subsidiaries are in compliance with such policies.

         Section 3.30 Parity Debt. The obligations evidenced by this Agreement and the Notes constitute Parity Debt (as defined in the Trust Agreement) and this Agreement shall be considered a Parity Debt Agreement.


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

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         Section 4.01 Effectiveness. This Agreement shall become effective when all of the conditions precedent set forth in this Section 4.01 shall have been satisfied:

         (a) Each Lender shall have received counterparts of this Agreement signed by each of the parties hereto.

         (b) Each Lender shall have received duly executed Notes, dated the Closing Date, complying with the provisions of Section 2.04.

         (c) Each Lender shall have received duly authorized, executed and delivered counterparts of (i) the General Partner Guarantee Agreement, and General Partner Consent Agreement dated the Closing Date and (ii) the Subsidiary Guarantee Agreement, and Subsidiary Consent and Agreement dated the Closing Date. The General Partner Guarantee Agreement and the Subsidiary Guarantee Agreement are in full force and effect and constitute the legal, valid and binding obligations of each of the parties thereto, and no default on the part of any party thereto shall exist.

         (d) The Trustee on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by Section 3.18 and each Lender shall have received:

                  (i) duly authorized, executed and delivered counterparts of
         (A) the Partners Security Agreement, duly executed by the General Partner and the Public Partnership and any documents related thereto,
         (B) the Borrower Security Agreement, duly executed by the Borrower, the General Partner and the Restricted Subsidiaries, (C) the Public Partnership Consent and Agreement dated the Closing Date, (D) the Cash Collateral Agreement, duly executed by the Borrower, the Motor Vehicle Security Agreements duly executed by the Borrower or the Restricted Subsidiary, as the case may be, and (E) a duly completed and executed Perfection Certificate from the Borrower dated the Closing Date. The Partners Security Agreement, the Borrower Security Agreement, the Cash Collateral Agreement and the Motor Vehicle Security Agreements are in full force and effect and (i) constitute the valid and binding obligation of each such party, (ii) constitute a valid assignment of, and create a valid, presently effective security interest of record in the property covered thereby and all interests described therein, subject to no prior security interest in any such personal property other than as specifically permitted therein for the benefit of the Lenders under this Agreement, and no default on the part of any such party shall exist thereunder;

                  (ii) acknowledgement copies of Uniform Commercial Code financing statements which create in favor of the Trustee for the benefit of the Secured Parties a valid, legal and perfected security interest in or lien on the Collateral that is the subject of the Security Agreements;

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

                  (iii) certified copies of Requests for Information (form UCC-11), or equivalent reports from ChoicePoint or other independent search service satisfactory to the Lenders, listing (A) any judgment naming any member of the Star Gas Group as judgment debtor, (B) any tax lien that names any member of the Star Gas Group as a delinquent taxpayer in any of the jurisdictions referred to in clause (iii) above and (C) any Uniform Commercial Code financing statement that names any member of the Star Gas Group as debtor or seller filed in any of the jurisdictions referred to in clause (ii) above;

                  (iv) duly authorized, executed and delivered counterparts of each Mortgage (including any amendments or supplements thereto) filed by the Borrower, along with duly executed copies of all related documents, including landlord waivers, subordination agreements and estoppel certificates and legal opinions. The Mortgages are in full force and effort and (a) constitute legal, valid and binding obligations of the parties thereto, (b) constitute a valid first mortgage lien of record on the real property and all other interests described therein which may be subjected to a mortgage lien, subject only to Permitted Exceptions for the benefit of the Lenders under this Agreement, and (c) constitute a valid assignment of, and create a valid, presently effective security interest of record in equipment and all other interests (other than real property interests) described therein for the benefit of the Lenders under this Agreement, subject to no prior security interest in such property other than as specifically permitted therein, and no default on the part of any party thereto shall exist thereunder; and

                  (v) duly authorized, executed and delivered counterparts of the Trust Agreement. The Trust Agreement is in full force and effect and constitutes the legal, valid and binding obligation of each of the parties thereto, and no default on the part of any party thereto shall exist thereunder.

         (e) The Trustee shall have received:

                  (i) a mortgagee's policy of title insurance, including mechanic's lien coverage, with respect to the properties and facilities so identified on Schedule 3.07, issued by a Title Company or Companies authorized to issue title insurance in the states in which such properties or facilities are located with satisfactory provisions for coinsurance or reinsurance, insuring the interest of the Trustee under the Collateral Documents as valid first liens on the Mortgaged Properties, free of Liens (other than Liens permitted by Section 6.02) or other exceptions to title not approved and accepted, such policies to be in an amount at least equal to the amounts set forth opposite each of the individual properties and facilities so identified on
         Schedule 3.07;

                  (ii) satisfactory copies of "As-Built" ALTA surveys with respect to the properties and facilities so identified on Schedule 3.07, certified to the Trustee and the Title Company or Companies;

                  (iii) satisfactory environmental reviews, audits and appraisals of the properties of the Borrower and the Subsidiaries;





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

                  (iv) the original stock certificates representing all outstanding Capital Stock of the Subsidiaries, along with undated stock powers endorsed in blank and duly executed Intercompany Notes;

                  (v) a certificate of the Borrower dated as of the Closing Date duly executed by the Borrower addressed to the Trustee complying with
         Section 6 of the Trust Agreement, which shall specify the date and principal amount of the Notes, the name, address and tax payer identification number of the Lenders and which shall state that this Agreement is a Parity Debt Agreement, that this Agreement is entitled to the benefits of the Trust Agreement and of the Security (as defined in the Trust Agreement) and funds held under Section 4 of the Trust Agreement and that this Agreement are subject to the terms of the Trust Agreement; and

                  (vi) a duly executed Agreement of Parity Lenders and Supplement to Intercreditor Agreement dated as of the Closing Date by and between the Borrower and the Lenders in substantially the form attached hereto as Exhibit J.

         (f) The Lenders shall have received opinions of Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Borrower, substantially in the form of Exhibit F-1 hereto and local counsel to the Borrower satisfactory to the Lenders for the states of Minnesota and Ohio, substantially in the form of Exhibit F-2 hereto, including, without limitation, an opinion from Phillips Nizer Benjamin Krim & Ballon LLP concerning the parity nature of the Parity Debt to be dated the Closing Date and addressed to the Lenders and addressed to the Trustee.

         (g) The Lenders shall have received:

                  (i) a certificate, dated the Closing Date and signed by a Financial Officer of each of the Loan Parties, confirming compliance with the conditions precedent set forth in paragraphs (j), (l), (p) and
         (q) of this Section 4.01;

                  (ii) a copy of the partnership agreement, certificate of incorporation or other constitutive documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State of the State of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State;

                  (iii) a certificate of the Secretary or Assistant Secretary of each of the Loan Parties dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or partnership agreement of such party, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or, in the case of the Borrower and the Public Partnership, of the General Partner) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party, and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified,

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

         rescinded or amended and are in full force and effect, (C) that the certificate of incorporation, certificate of organization or other constitutive documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

                  (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;

                  (v) a true and complete copy of a duly, authorized, executed and delivered Note Agreement, Existing Credit Agreement, amendment to the Existing Credit Agreement satisfactory to the Lenders (the "Twelfth Amendment"), Parity Debt Agreements and, as requested by the Lenders, other Operative Agreements. The Existing Credit Agreement, the Twelfth Amendment, the Note Agreement, the Parity Debt Agreements and all the Operative Agreements have been duly authorized, executed and delivered by the respective parties thereto, are in full force and effect and constitute the legal, valid and binding obligations of the respective parties thereto;

                  (vi) The conditions specified in Section 10.1(b) of the Note Agreement, Section 6.01(b) of the Existing Credit Agreement and the comparable provisions in the Parity Debt Agreements shall have been fulfilled and the Lenders shall have received such evidence as they may reasonably request (including copies of certificates and opinions required by such provisions) demonstrating fulfillment of the conditions, including, without limitation, (1) the opinion referred to in Section 4.01(f) hereof, (2) a copy of the opinion of Phillips Nizer Benjamin Krim & Ballon LLP delivered to the Trustee to the effect that the Lien of the Security Documents (as defined in the Trust Agreement) has attached and is perfected to the extent additional property and assets are being acquired on the Closing Date and (3) a copy of the certificate of the Borrower to the Trustee, in form and substance satisfactory to the Lenders in their sole discretion, (A) demonstrating compliance with the definition of Parity Debt in the Trust Agreement and (B) to the extent additional property and assets are being acquired on the Closing Date, demonstrating that the principal amount of the Indebtedness incurred hereunder does not exceed the lesser of the cost to the Borrower of such property or assets and the fair market value of such property or assets (as determined in good faith by the General Partner); and

                  (vii) such other documents, opinions, certificates and agreements in connection with the Facility and the Twelfth Amendment, in form and substance satisfactory to the Lenders, as they or their counsel shall reasonably request, including counterpart originals or certified copies of all the other Operative Agreements.

         (h) Each Lender shall have completed, and shall be satisfied in all respects with the results of, its due diligence investigation of (i) the business, assets, condition (financial and otherwise), liabilities (actual and contingent) and prospects of the Borrower, (iii) litigation, tax,

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

accounting, labor, health and safety, environmental, insurance, pension and other employee benefit matters and (iv) real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and the Subsidiaries.

         (i) Each Lender shall be satisfied with (i) the amount, terms and conditions (including maturity, amortization, interest rates and fees, covenants, events of default, redemption and other provisions) of the Mortgage Notes, the Existing Credit Agreement and the other Parity Debt Agreements and
(ii) the ownership structure of the Borrower, the Public Partnership and the General Partner.

         (j) There shall not have occurred or become known any material adverse change or prospective material adverse change with respect to the business, assets, operations, properties, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Borrower from that shown in the Information and Projections (each as defined in the Commitment Letter dated as of February 12, 2002 among the General Partner, the Borrower, Fleet National Bank and Bank of America, N.A.) reviewed by such Lender prior to the date thereof. There shall not have occurred and be continuing since the date of the Letter Agreement any materially adverse conditions in the market for bank credit facilities similar in nature to the Facility or a material disruption of, or a material adverse conditions in, financial, banking or capital market condition generally.

         (k) Each Lender, the Administrative Agent, the Issuing Bank and the Documentation Agent shall have simultaneously executed and delivered this Agreement.

         (l) (i) The Borrower and the Restricted Subsidiaries shall have no indebtedness or other liabilities to third parties (including affiliates), whether accrued, absolute, contingent or threatened, and whether due or to become due, except in respect of (A) the Facility, (B) the Mortgage Notes, (C) the Notes (as defined in the Existing Credit Agreement), (D) the 1998 Parity Notes, the 2000 Parity Notes, the 2001 Parity Notes and the Fleet Parity Note (which Fleet Parity Note shall be paid in whole on the Closing Date), (E) [Intentionally omitted], (F) accounts payable and other liabilities disclosed on
Schedule 3.05(d) or the unaudited pro forma balance sheet referred to in Section 3.05(c) and satisfactory in all respects to the Lenders and (G) liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business since December 31, 2001 (none of which other liabilities, individually or in the aggregate, could have a Material Adverse Effect) and (ii) any liens on or claims or encumbrances affecting any assets or properties of the Borrower and the Subsidiaries or any other Collateral (including the Capital Stock of the Borrower) shall have been released in a manner satisfactory to the Agents.

         (m) The Lenders shall have received (i) financial statements and other financial information satisfactory in all respects to the Lenders, including historical, pro forma and projected information, (ii) a statement of the Borrower dated as of the Closing Date to the effect that there is at least $6 million of net working capital, in each case certified by a Financial Officer of the Borrower.

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

         (n) The Lenders shall have received such information as the Lenders may request as to the aging and concentration of the accounts receivable of the Borrower and the Subsidiaries and as to their inventory, and shall have completed and be satisfied with their review thereof.

         (o) Insurance shall be in full force and effect which complies with the provisions of this Agreement and the Collateral Documents, and the Lender shall have received a satisfactory report, on or prior to the Closing Date, from the Borrower's independent insurance broker, Weeks & Calloway, together with any other evidence reasonably requested by the Agents, demonstrating that the insurance required by Section 6.11 and by the terms of the other Loan Documents is in effect. The Lenders shall be satisfied in all respects with all agreements and transactions between any of the Borrower and the Subsidiaries, on the one hand, and any of their Affiliates, on the other hand.

         (p) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate the transactions contemplated hereby, the Facility and the Twelfth Amendment shall have been obtained or made, as applicable, and shall remain in full force and effect, in each case without the imposition of any condition or restriction which is, in the judgment of the Lenders, materially adverse to the Borrower or any of the Subsidiaries. There shall not be any pending proceeding requesting an injunction or restraining order with respect to the Facility or the Twelfth Amendment or challenging the validity or enforceability of the Facility or the Twelfth Amendment.

         (q) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). No Default or Event of Default shall have occurred and be continuing.

         (r) The Borrower shall have paid all Fees and other amounts due and payable to any Agent or Lender on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Letter Agreement, the Commitment Letter dated as of February 12, 2002, among the General Partner, the Borrower, Fleet National Bank and Bank of America, N.A. or under any Loan Document, including, without limitation, all reasonable fees and expenses of legal counsel to the Administrative Agent and the Lenders and all search and filing fees of ChoicePoint or another company acceptable to the Lenders (to the extent invoices or statements therefor have been received). The Borrower shall also have paid all fees, expenses and other amounts due and payable in connection with the Twelfth Amendment and assignments of commitments under the Existing Credit Agreement made on the Closing Date.

         (s) On the Closing Date, the commitments under the Fleet Parity Note shall have been terminated, all loans outstanding thereunder shall have been repaid in full, together with accrued interest thereon, all letters of credit issued thereunder shall have been terminated or shall have become Letters of Credit hereunder and all other amounts owing pursuant to the Fleet

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Parity Note shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this subsection have been satisfied at such time.

         (t) The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 or a notice requesting the issuance of each Letter of Credit as required by Section 2.21(c), as applicable, in either case such notice shall specify a borrowing of at least $2,000,000.

         Section 4.02 All Extensions of Credit. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions precedent set forth in this Section 4.02 on the date of each Borrowing and on the date of issuance of each Letter of Credit:

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or a notice requesting the issuance of a Letter of Credit as required by Section 2.21(c), as applicable.

         (b) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

         (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Letter of Credit Exposure of each Class will not exceed the limitations set forth in Sections 2.01 and 2.21, respectively.

         (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

         (e) At the time of and immediately after any Revolving Credit Borrowing made or any Letter of Credit issued, the Leverage Ratio as of the date of such Borrowing or issuance (after giving effect to the acquisition or Growth-Related Capital Expenditure for which such Borrowing or Letter of Credit is being used) shall be no greater than 4.50:1.00; and, in the case of each such Borrowing or issuance of each such Letter of Credit, the Borrower shall have prepared and furnished to the Agents prior to such Borrowing or issuance pro forma financial statements demonstrating the fulfillment of such condition to the satisfaction of the Agents. For purposes of calculating the Leverage Ratio as required by this Section 4.02(e), Consolidated Cash Flow for the Reference Period shall mean the greater of (A) Consolidated Cash Flow for the most recent period of four consecutive fiscal quarters prior to the date of determination and (B) 50% of Consolidated Cash Flow for the most recent period of eight consecutive fiscal quarters prior to the date of determination.


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         (f) If Capital Stock is being purchased with proceeds from such
Revolving Credit Borrowing, the Agents and the Trustee shall have received counterparts of a Supplemental Agreement duly executed by the issuer of such Capital Stock (and all terms of such Supplemental Agreement shall have been satisfied).

         (g) In the case of any Revolving Credit Borrowing and Tranche B Revolving Credit Borrowing (as defined in the Existing Credit Agreement) (or series of related Revolving Credit Borrowings and Tranche B Revolving Credit Borrowings (as defined in the Existing Credit Agreement) not in the ordinary course of business consistent with past practice) in a principal amount, and/or any Letter of Credit and/or Tranche B Letter of Credit (as defined in the Existing Credit Agreement) (or series of related Letters of Credit and/or Tranche B Letters of Credit (as defined in the Existing Credit Agreement) not in the ordinary course of business consistent with past practice) having a face amount, in excess of $1,500,000 to be used for Growth-Related Capital Expenditures, (i) the Agents shall be satisfied with all aspects of such Growth-Related Capital Expenditures, including all legal, tax and accounting matters relating such Growth-Related Capital Expenditures and the terms of all agreements and instruments to be entered into in connection with such Growth-Related Capital Expenditures, (ii) the Agents shall be satisfied with all legal matters and documentation incident to such Growth-Related Capital Expenditures and all corporate and other proceedings taken or to be taken in connection therewith and (iii) the Agents shall have received (A) all financial information reasonably requested by the Agents in connection with such Growth-Related Capital Expenditures and (B) a statement of sources and uses of funds in connection with such Growth-Related Capital Expenditures, in each case certified by a Financial Officer of the Borrower.

         (h) All components of such acquisition or Growth-Related Capital Expenditure shall be consummated in accordance with applicable laws and regulations.

         (i) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate such acquisition or Growth-Related Capital Expenditure (other than any such actions the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) shall have been obtained or made and shall remain in full force and effect, without the imposition of any condition or restriction which is, materially adverse to the Borrower or any of the Subsidiaries.

         (j) There shall not be any pending proceeding requesting an injunction or restraining order with respect to such acquisition or Growth-Related Capital Expenditure or challenging the validity or enforceability of such acquisition or Growth-Related Capital Expenditure.

         (k) The Agents shall have received an Officers' Certificate, dated the date of such Revolving Credit Borrowing or issuance of such Letter of Credit, to the effect that the use of proceeds of such Borrowing or such Letter of Credit complies with Section 3.13(b), specifying the basis for such conclusion in reasonable detail.

         (l) In the case of any issuance of a Letter of Credit, immediately following the issuance of such Letter of Credit, the aggregate undrawn amount of the sum of all outstanding

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Letters of Credit and all Tranche B Letters of Credit (as defined in the
Existing Credit Agreement) shall not exceed $12,500,000.

         (m) The Borrowers shall have directly paid in full to ChoicePoint or any other Company acceptable to the Lenders, all invoices of ChoicePoint or any such Company for any Uniform Commercial Code Search (lien, tax or judgment) and filings and no such invoices shall be unpaid.

Each Revolving Credit Borrowing hereunder and each request for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (b), (c), (d), (e), (h), (i), (j) and (l) of this Section 4.02. For purposes of this Section 4.02, the "issuance" of a Letter of Credit shall include any extension, renewal or amendment of a Letter of Credit.

                                   ARTICLE V

                  ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION

         The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         Section 5.01 Accounting. The Borrower will maintain, and will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP.

         Section 5.02 Financial Statements. The Borrower will deliver to the
Lenders:

         (a) as soon as practicable, but in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, consolidated (and (A) if the Restricted Subsidiaries constitute a Substantial Portion (as defined below), then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary, other than the Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, surplus or partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable

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detail and certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP (except as noted in the proviso that follows) applied on a basis consistent with prior fiscal periods; provided that, it is understood that the financial statements provided in accordance with this Section 5.02(a) shall be adjusted to show Petro Holdings as consolidated with the Borrower; provided that delivery within the time period specified above of copies of the Public Partnership's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements hereof, but only to the extent such reports otherwise satisfy the requirements of this Section 5.02(a), so long as the Public Partnership does not conduct any material business or activity other than holding Capital Stock of the Borrower; and provided further that, for purposes of this Section 5.02, "Substantial Portion" shall mean that either (X) the book value of the assets of the Restricted Subsidiaries exceeds 5% of the book value of the consolidated assets of the Borrower and the Restricted Subsidiaries or (Y) the Restricted Subsidiaries account for more than 5% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries (it being agreed that the net income of Unrestricted Subsidiaries shall not be consolidated with the Borrower and the Restricted Subsidiaries for purposes of this calculation of Consolidated Net Income), in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement; provided that, with respect to Star/Petro, (i) the book value of the common stock of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (X) above and
(ii) the income of Petro Holdings shall be excluded from the determination of Substantial Portion in clause (Y) above;

         (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower ending after the date of this Agreement, consolidated (and (A) if the Restricted Subsidiaries constitute a Substantial Portion, then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary other than the Star/Petro Intercompany Subordinated Debt, then as to such Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries and the consolidated balance sheet of the General Partner as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries and the consolidated statements of income, surplus, cash flow and stockholders' equity of the General Partner for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the previous fiscal year, all in reasonable detail; provided that, it is understood that the financial statements provided in accordance with this Section 5.02(b) shall be adjusted to show Petro Holdings as consolidated with the Borrower, provided that delivery within the time periods specified above of copies of the Public Partnership's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements hereof, but only to the extent such reports (X) otherwise satisfy the requirements of this Section 5.02(b) so long as the Public Partnership does not conduct any material business or activity other than holding Capital Stock of the Borrower, (Y) are accompanied by a report thereon of KPMG LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Required

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

Lenders, which report shall state that such consolidated financial statements present fairly the financial position of the Borrower and its Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP and (Z) in the case of such consolidated financial statements of the General Partner and such consolidating financial statements of the Borrower certified by the principal financial officer of the General Partner, as presenting fairly the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;

         (c) together with each delivery of financial statements pursuant to paragraphs (a) and (b) of this Section 5.02 (or, in the case of clause (vi) below only, within 15 days thereafter), an Officers' Certificate of the Borrower in the form of Exhibit K hereto (i) stating that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any condition or event which constitutes an Event of Default or Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (ii) stating whether, since the date of the most recent financial statements previously delivered, there has been any material change in GAAP applied in the preparation of the Borrower's financial statements and, if so, describing such change, (iii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 6.04 and showing in reasonable detail all calculations required in arriving at such amount, (iv) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Sections 6.01(b), (d), (f) and (h), the last paragraph of Section 6.01, 6.02(i), 6.03(iv) and 6.07(c)(iii), (v) if not specified in the related financial statements being delivered pursuant to paragraphs (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Borrower and the Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and the Restricted Subsidiaries, during the fiscal period covered by such financial statements and (vi) describing in reasonable detail the number and nature of the parcels of real property, or rights thereto or interests therein, caused to be released by the Borrower from the liens of the Security Documents pursuant to the Trust Agreement and in the case of the fee owned property, the sales price of the fee owned property caused to be released by the Borrower during such accounting period;

         (d) together with each delivery of consolidated financial statements pursuant to paragraph (b) of this Section 5.02, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement and the other Loan Agreements were reviewed to the extent considered necessary for the purpose of expression of an opinion on the consolidated financial statements and for making the statement contained in clause (ii) of this paragraph (d) (it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the


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

course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Default, and, if so, specifying the nature and period of existence thereof;

         (e) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent public accountants in connection with each special audit or each annual or interim audit of the books of the Borrower or any Restricted Subsidiary made by such accountants, including the comment letter submitted by the accountants to management in connection with their annual audit;

         (f) promptly upon their becoming publicly available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Borrower, the General Partner or the Public Partnership to all of its security holders in compliance with the Exchange Act or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Borrower, the General Partner or the Public Partnership with any securities exchange or with the SEC (other than Registration Statements on Form S-8), and of all press releases and other statements made available by the Borrower, the General Partner or the Public Partnership to the public concerning material developments in the business of the Borrower, the General Partner or the Public Partnership, as the case may be;

         (g) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that (i) any condition or event which constitutes an Event of Default or Default has occurred or exists, or is expected to occur or exist,
(ii) any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Default or (iii) any Person has given any notice to the Borrower or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.01(f), an Officers' Certificate of the Borrower describing the same and the period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

         (h) promptly, but in any event within five days, after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know of (i) the commencement of or significant development in any material litigation or material proceeding (including those regarding environmental matters) with respect to the Borrower or affecting the Borrower, any Restricted Subsidiary or any of their assets, a written notice describing in reasonable detail such commencement of or significant development in such litigation or proceeding or (ii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, a written notice describing in reasonable detail such development;

         (i) promptly, but in any event within five days after any Responsible Officer knows or should (in the course of the normal performance of his or her duties) know that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Borrower or any Related Person has taken, is taking and proposes to

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

take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the IRS or the Department of Labor with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder;

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) a substantial cessation of operations within the meaning of Section 4062(e) of ERISA under circumstances which could result in the treatment of the Borrower or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to the Borrower or any Related Person;

                  (iv) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (v) the complete or partial withdrawal by the Borrower or any Related Person under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Borrower or any Related Person of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on the Borrower or any Related Person or that it is in reorganization or is insolvent within the meaning of
         Section 4241 or 4245 of ERISA or that it intends to terminate under
         Section 404lA of ERISA or from a "multiple employer plan" that it intends to terminate;

                  (vi) the taking of any steps concerning the threat or the institution of a proceeding against the Borrower or any Related Person to enforce Section 515 of ERISA;

                  (vii) the occurrence or existence of any event or series of events which could result in a liability to the Borrower or any Related Person pursuant to Section 4069(a) or 4212(c) of ERISA;

                  (viii) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a lien on any property of the Borrower or any Related Person pursuant to Section 302(0 of ERISA or Section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to Section 4971 of the Code on the Borrower or any Related Person;

                  (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require the Borrower or

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

         any Related Person to provide security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

                  (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);

         (j) promptly, but in any event within five days, after an officer of any of the Borrower, any Subsidiary or the General Partner receives any notice or request from any Person (other than any agent, attorney or similar party employed by the Borrower or the General Partner) for information, or if the Borrower, any Subsidiary or the General Partner by an officer provides any notice or information to any such Person (other than any agent, attorney or similar party employed by the Borrower or the General Partner), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable Federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by the Borrower or any Subsidiary, copies of each such notice, request or information;

         (k) [Intentionally Omitted];

         (l) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, quarterly financial projections for the next fiscal year, including all material assumptions to such projections;

         (m) within 15 days of receipt, any management letter issued or provided by the auditors of the Borrower or any Restricted Subsidiary; and

         (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, any other Loan Party or (to the extent such information relates to environmental matters or any material litigation or proceeding) any Unrestricted Subsidiary, or in any event compliance with the terms of any Loan Document, as any Lender may reasonably request.

         Section 5.03 Inspection. The Borrower will permit, or cause the General Partner to permit, any authorized representatives designated by the Lenders to visit and inspect any of the properties of the Borrower, any Restricted Subsidiary and (to the extent relating to environmental or litigation matters) any Unrestricted Subsidiary, and in any event any properties of the General Partner or of the General Partner's subsidiaries relating to the Business, including the books of account of the Borrower, the Restricted Subsidiaries, such Unrestricted Subsidiaries, the General Partner and the General Partner's subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and (with reasonable notice) independent public accountants (and by this provision each of the Borrower and the General Partner authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Borrower, any Restricted Subsidiary, such Unrestricted Subsidiaries, the General Partner or any of such subsidiaries of the General Partner, as the case may be, all at such times and as often as may be requested), provided that the Borrower will bear

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the expense for the foregoing if an Event of Default or Default has occurred and is continuing. Without limitation of the foregoing, the Agents shall have the right to conduct an audit of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries from time to time. The Borrower shall pay the expenses of the Agents for up to two such audits in any 12-month period and for any additional audit conducted during the continuance of an Event of Default.

                                   ARTICLE VI

                        BUSINESS AND FINANCIAL COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         Section 6.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (collectively, "Incur"), any Indebtedness, except that:

         (a) the Borrower may become and remain liable with respect to the Indebtedness evidenced by the Mortgage Notes, the Notes (as defined by the Existing Credit Agreement), the 1998 Parity Notes, the 2000 Parity Notes and the 2001 Parity Notes;

         (b) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Funded Debt incurred by the Borrower and the Restricted Subsidiaries to finance the making of expenditures for the improvement or repair of or additions to the Assets, or to renew, refund, refinance or replace any such Funded Debt; provided that (i) the aggregate principal amount of Funded Debt incurred under this Section 6.01(b) and outstanding at any time shall not exceed an amount equal to the net cash proceeds received by the Borrower from the General Partner or from the Public Partnership as a capital contribution, in each case for the sole purpose of financing such expenditures, (ii) if such Funded Debt is to be secured under the Collateral Documents as provided in
Section 6.02(h), the agreement or instrument pursuant to which such Funded Debt is incurred (A) contains no financial or business covenants that are more restrictive on the Borrower or its Subsidiaries than or that are in addition to those contained in Section 10 of the Note Agreement (unless prior to or simultaneously with the incurrence of such Funded Debt, this Agreement and the other Loan Documents are amended to provide the benefits of such more restrictive covenants to the Secured Parties thereunder) and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Funded Debt or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Article VII hereof (unless prior to or simultaneously with the incurrence of such


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

Funded Debt, this Agreement and the other Loan Documents are amended to provide the benefits of such more restrictive covenants to the Secured Parties thereunder);

         (c) any Restricted Subsidiary may become and remain liable with respect to unsecured Indebtedness of such Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary; provided that such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and the Indebtedness secured under the Collateral Documents and is evidenced by an Intercompany Note pledged to the Trustee pursuant to the Borrower Security Agreement;

         (d) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness (including, without limitation, in the case of Indebtedness of Star/Petro, the Star/Petro Intercompany Subordinated
Debt) owing to the General Partner or the Public Partnership; provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and the Restricted Subsidiaries outstanding at any time shall not be in excess of $10,000,000 (plus the Star/Petro Intercompany Subordinated Debt), (ii) such Indebtedness is created and is outstanding under an agreement or instrument, or the Star/Petro Intercompany Subordinated Note, as the case may be, pursuant to which such Indebtedness is subordinated to the Indebtedness secured under the Collateral Documents at least to the extent provided in the subordination provisions set forth in Exhibit D and (iii) such Indebtedness is evidenced by a promissory note, or the Star/Petro Intercompany Subordinated Note, as the case may be, in form and substance satisfactory to the Required Lenders which is pledged to the Trustee pursuant to the Partners Security Agreement;

         (e) [Intentionally Omitted];

         (f) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing paragraphs of this Section 6.01, if on the date the Borrower becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than 2.50 to 1.00 and (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.00; provided that, in addition to the foregoing, if such Indebtedness is Funded Debt incurred by the Borrower or any Restricted Subsidiary to finance the making of expenditures for the improvement or repair of or additions to the Assets, and if such Indebtedness is to be secured under the Collateral Documents as provided in Section 6.02(h), such Indebtedness shall be incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (ii) of the proviso to Section 6.01(b);

         (g) [Intentionally Deleted];

         (h) the Borrower and any Restricted Subsidiary may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by the Borrower or such Restricted Subsidiary, as the case may be; provided that (i) no condition or event shall exist which constitutes an Event of Default or Default, (ii) such Indebtedness was not

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incurred in anticipation of the acquisition of such Person, business or assets,
(iii) after giving effect to such Person becoming a Restricted Subsidiary, or the acquisition of such business or assets, the Borrower or such Restricted Subsidiary could incur at least $1 of additional Indebtedness in compliance with the requirements set forth in clauses (i) and (ii) of Section 6.01(f) and (iv) the acquisition of such Person, business or assets is permitted by all other applicable provisions of the Loan Documents, including Sections 6.03 and 6.24;

         (i) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Funded Debt incurred for any extension, renewal, refunding or replacement of the Mortgage Notes and the Tranche B Notes (as defined in the Existing Credit Agreement) in an aggregate principal amount not in excess of $25 million outstanding; provided that (i) the aggregate principal amount of such Funded Debt shall not exceed the principal amount of such Indebtedness being extended, renewed, refinanced, refunded, or replaced together with any accrued interest and Make Whole Amount with respect thereto, (ii) such Funded Debt could be incurred in compliance with the requirements set forth in clauses (i) of Section 6.01(f), and (iii) if such Funded Debt is to be secured under the Collateral Documents as provided in Section 6.02(h), such Funded Debt is incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (ii) of the provision to Section 6.01(b), (iv) such Funded Debt shall not mature prior to the stated maturity of the Indebtedness being extended, renewed, refinanced, refunded or replaced and (v) such Funded Debt shall be secured on a pari passu basis with Indebtedness secured by the Collateral Documents;

         (j) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness incurred for any extension, renewal, refinancing, refunding or replacement of Indebtedness permitted pursuant to subdivisions (a), (b), (f) or (h) of this Section 6.01; provided that (i) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness being extended, renewed, refinanced, refunded or replaced together with any accrued interest and, in the case of the Mortgage Notes, Make Whole Amount with respect thereto and (ii) such unsecured Indebtedness to be incurred shall not mature prior to the stated maturity of such Indebtedness being extended, renewed, refinanced, refunded or replaced;

         (k) the Borrower may create and become liable with respect to any Hedging Agreements and Commodity Hedging Agreements;

         (l) any Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Collateral Documents;

         (m) [Intentionally Omitted]; and

         (n) the Borrower may become and remain liable with respect to unsecured Indebtedness owing to a Seller in connection with the acquisition of an Acquired Business Entity from such Seller, provided that (i) the aggregate principal amount of such Indebtedness of the Borrower at any time shall not exceed $5,000,000, and (ii) the aggregate Consolidated Cash

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Flow generated by such Acquired Business Entity for so long as such Indebtedness is outstanding shall exceed the aggregate amount of all principal and interest that will become due and payable on such Indebtedness until such Indebtedness is repaid in full.

Notwithstanding the foregoing, the aggregate principal amount of all Indebtedness of all Restricted Subsidiaries at any time outstanding (other than Indebtedness secured by the Collateral Documents) shall not exceed $10 million (plus the Star/Petro Intercompany Subordinated Debt). For the purpose of this
Section 6.01, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Borrower or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such acquisition.

         Section 6.02 Liens, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Facility Obligations in accordance with the provisions of Section 6.15), except:

         (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 6.09;

         (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 6.09, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property ;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;


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         (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case are granted, entered into or created in the ordinary course of the business of the Borrower or any Restricted Subsidiary and which do not interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

         (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary;

         (g) Liens created by any of the Collateral Documents;

         (h) Liens created by any of the Collateral Documents securing Indebtedness incurred in accordance with Section 6.01(b), 6.01(i) or 6.01(k) (but only to the extent such Indebtedness under Section 6.01(k) is incurred to any Lender) or, to the extent incurred to finance the making of capital improvements, repairs and additions to the Borrower's Assets, Section 6.01(f) (but only to the extent such Liens comply with the requirements thereof), provided that (i) such Liens are effected through an amendment to the Collateral Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Collateral Documents with the Secured Parties, (ii) the Collateral Documents are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness, (iii) the Borrower has delivered to the Trustee an Officers' Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to the Borrower of such property or assets and the fair market value of such property or assets (as determined in good faith by the General Partner) and to the effect that the amendments to the Collateral Documents required by this
Section 6.02(h) and the filing and recordation of such amendments and related supplements will not have a Material Adverse Effect and that such incurrence of Indebtedness pursuant to Section 6.01(b), 6.01(i), 6.01(k) or 6.01(f), as the case may be, complies in all respects with the requirements of such Section and
(iv) the Borrower has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that the Lien of the Collateral Documents has attached and is perfected with respect to such additional property and assets;

         (i) Liens existing on any property of a newly-acquired Restricted Subsidiary at the time of acquisition or existing prior to the time of acquisition (and not created in anticipation of such acquisition) upon any property acquired by the Borrower or any Restricted Subsidiary; provided that
(i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the Indebtedness secured by any such Lien is permitted under Section 6.01(f) or (h) and, in the case of any such Indebtedness incurred under Section 6.01(f), the total principal amount thereof is no greater than the excess, if any, of such amount over the aggregate amount of the unused Revolving Credit Commitments on the date of incurrence thereof, (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost of such property to the Borrower or such Restricted Subsidiary, as the case may be, and
(B) the fair market value of such property (as determined in good faith by the General Partner) at the time of such acquisition by the Borrower or such


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

Restricted Subsidiary, (iv) the aggregate principal amount of all Indebtedness secured by any such Liens shall at no time exceed $5,000,000 and (v) any such Lien shall not have been created or assumed in contemplation of such acquisition of a Restricted Subsidiary or property by the Borrower or any Restricted Subsidiary;

         (j) Liens in amounts not exceeding $100,000 incurred, required or provided for under state law in connection with self-insurance arrangements;

         (k) Liens arising from or constituting encumbrances or exceptions to title to the Assets expressly permitted by the Collateral Documents; and

         (l) any Lien renewing, extending or refunding any Lien permitted by the foregoing paragraphs of this Section 6.02; provided that (i) the Indebtedness secured by any such Lien shall not exceed the amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien, (ii) no Assets encumbered by any such Lien other than the Assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby, (iii) the Indebtedness secured by any such Lien shall not mature prior to the stated maturity of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien and (iv) the Indebtedness secured by any such Lien shall have an Average Life equal to or greater than the remaining Average Life of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien.

         Section 6.03 Investments, Guaranties, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly (a) make or own any Investment in any Person or (b) create or become liable with respect to any Guaranty, except:

                  (i) the Borrower or any Restricted Subsidiary may make and own Investments in Cash Equivalents;

                  (ii) the Borrower and any Restricted Subsidiary may make and own Investments in any Restricted Subsidiary or Investments in Capital Stock of any Person which simultaneously therewith becomes a Restricted Subsidiary;

                  (iii) any Restricted Subsidiary may make and permit to be outstanding Investments in the Borrower and may create or become liable with respect to any Guarantee in respect of the Facility Obligations, the Mortgage Notes, the Existing Credit Agreement, the 1998 Parity Notes, the 2000 Parity Notes, the 2001 Parity Notes and any other Parity Debt;

                  (iv) (A) the Borrower or any Restricted Subsidiary may make and own Investments in the Capital Stock of, or contributions to capital in the ordinary course of business of, any Unrestricted Subsidiary, except Petro Holdings and its Subsidiaries, if immediately after giving effect to the making of any such Investment the aggregate amount of all such Investments made and outstanding pursuant to this paragraph (iv) shall not at any time exceed $15,000,000 and (ii) the aggregate amount of all investments made and outstanding pursuant to this clause (iv) as of the end of any fiscal quarter of the

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

         Borrower shall not exceed by more than $5,000,000 the amount of such investments as of the immediately preceding fiscal quarter of the Borrower, in the cases of both subclauses (i) and (ii) of this clause, disregarding any such investment which on the date of determination could be made pursuant to clause (ii) of this Section 6.03 and net of cash distributions received from all Unrestricted Subsidiaries for such period excluding Petro Holdings, since the date hereof, and (B) Star/Petro may make and own Investments in Petro Holdings, but only with the proceeds of (x) borrowings constituting Star/Petro Intercompany Subordinated Debt or (y) capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro on or after March 25, 1999;

                  (v) the Borrower or any Restricted Subsidiary may make and own Investments (A) constituting trade credits or advances to any Person incurred in the ordinary course of business, (B) arising out of loans and advances to employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business or
         (C) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

                  (vi) the Borrower or any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business; and

                  (vii) the Borrower may create and become liable with respect to Hedging Agreements and Commodity Hedging Agreements.

         Section 6.04 Restricted Payments. (a) The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Borrower may make, pay or set apart once during each calendar quarter a Restricted Payment if (i) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter determined as of the last day of such calendar quarter or thereafter up to the date of declaration of such Restricted Payment, (ii) prior to and immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Default, (iii) the ratio of Consolidated Cash Flow to Consolidated Interest Expense for the Reference Period with respect to the date of such payment is greater than 1.75 to 1.00 and (iv) the Borrower shall have delivered to the Lenders, not later than the date such Restricted Payment is declared (which declaration date shall be at least 10 days prior to the date such Restricted Payment is made) an Officers' Certificate to the effect that such Restricted Payment is permitted under this Section 6.04 and showing in reasonable detail all calculations required in arriving at such conclusion, including the calculation of the aggregate amount available at the end of the preceding quarter for payment of cash distributions in compliance with this Section 6.04; provided that Star/Petro may prepay principal amounts outstanding under the Star/Petro Intercompany Subordinated Debt if and only if (x) the funds used for such prepayment have been received by Star/Petro directly or indirectly as a capital contribution made by the Public Partnership or as a dividend from Petro Holdings on or after March 25, 1999 and (y) prior to and immediately after giving effect to any such prepayment no condition or event shall exist which constitutes an Event of Default or Default. The Borrower will not, in any event, directly or


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indirectly declare, order, pay or make any Restricted Payment except for cash distributions payable to the holders of its Capital Stock. The Borrower will not permit any Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any such purpose (except for Restricted Payments made solely to the Borrower or any Wholly Owned Restricted Subsidiary).

         (b) The Borrower may make, pay or set apart once within 45 days from the last day of each calendar quarter a Restricted Payment in an amount equal to the Petro Holdings Dividends, if any; provided that the following conditions are met: (i) such Restricted Payment is in an amount not exceeding the Petro Holdings Dividends less any amounts used to pay principal or interest on the Star/Petro Intercompany Subordinated Debt in accordance with this Agreement,
(ii) prior to and immediately after giving effect to such proposed Restricted Payment no condition or event shall exist which constitutes an Event of Default or Default under Section 7.01(b), (iii) prior to and immediately after giving effect to such proposed Restricted Payment the ratio of Consolidated Cash Flow plus the Petro Holdings Dividends to Consolidated Interest Expense (excluding the interest payable on the Star/Petro Intercompany Subordinated Debt, if any) for the Reference Period with respect to the date of such payment is greater than 1.75 to 1.00, and (iv) the Borrower shall have given to the Lenders written notice thereof on the date such Restricted Payment is declared, which date shall be at least 10 days prior to the date such Restricted Payment is made. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

         (c) Notwithstanding any other provision of the Star/Petro Intercompany Subordinated Note, (i) until all amounts due under the Notes, this Agreement and each of the other Loan Documents have been paid in full, no principal or interest payment on the Star/Petro Intercompany Subordinated Note may be made, except (A) if the proceeds used for such repayment have been received from the proceeds of capital contributions or equity investments indirectly made by the Public Partnership in Star/Petro on or after March 25, 1999 or from the proceeds of dividends received from Petro Holdings, (B) with respect to a payment of interest on the Star/Petro Intercompany Subordinated Note, the ratio of Consolidated Cash Flow to Consolidated Interest Expense is greater than 2.0 to
1.0 for the four quarters ending on the calendar quarter immediately preceding such payment and (C) prior to and immediately after giving effect to any such interest or principal payment, no condition or event shall exist which constitutes an Event of Default or Default.

         Section 6.05 Transactions with Affiliates. Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Borrower, including the purchase, sale or exchange of assets or the rendering of any service, except pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate; provided that the foregoing limitations and restrictions shall not apply to any transaction between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries.


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         Section 6.06 Prohibited Stock and Indebtedness. The Borrower will not:

         (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness or Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any Subsidiary, except (i) to a Restricted Subsidiary and (ii) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07;

         (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) the Borrower or
(ii) any other Restricted Subsidiary, or any Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any other Subsidiary, except (A) to, in the case of clause (i), the Borrower or, in all other cases, a Restricted Subsidiary and (B) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07;

         (c) permit any Restricted Subsidiary to have outstanding any Preferred Stock (other than Preferred Stock owned by the Borrower); or

         (d) permit any Subsidiary directly or indirectly to issue or sell (including in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by Section 6.07(a)) any of its Capital Stock (or warrants, rights or options to acquire its Capital Stock) except to the Borrower or a Restricted Subsidiary; provided that, any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Borrower if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 6.01 (and, if such Indebtedness is secured, such Lien would be permitted pursuant to Section 6.02).

         Section 6.07 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

         (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; provided that any Restricted Subsidiary may consolidate with or merge into the Borrower or a Restricted Subsidiary if, in the case of a consolidation with or merger into the Borrower, the Borrower shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Default; or

         (b) sell, lease, abandon or otherwise dispose of (i) all or substantially all its assets or (ii) all Capital Stock of any Restricted Subsidiary as an entirety; provided that any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Borrower or to a Restricted Subsidiary; or

         (c) sell, lease, abandon or otherwise dispose of any property to any Person other than the Borrower or any Restricted Subsidiary (except for dispositions of Inventory in the ordinary course of business); provided that the Borrower or any Restricted Subsidiary may engage in any such transaction referred to in this paragraph (c), excluding any such transaction referred to in paragraph (a) or (b) above, if all of the following conditions are satisfied:


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                  (i) at least 80% of the consideration therefor shall be in the form of cash consideration;

                  (ii) immediately after giving effect to such proposed disposition no condition or event shall exist which constitutes an Event of Default or Default;

                  (iii) either

                           (A) the aggregate net proceeds of all property so
                  disposed of (whether or not leased back) by the Borrower and all Restricted Subsidiaries during the current fiscal year (including property disposed of through dispositions of Capital Stock permitted under Section 6.06 or sales of assets permitted under Section 6.07(b) and including all proceeds under title insurance policies with respect to real property and all Net Insurance Proceeds, self-insurance amount and Net Awards (as defined in the Mortgage) with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of Restoration (as defined in the Mortgage)), less the sum of (x) the amount of all such net proceeds previously applied in accordance with paragraph
                  (iii)(B) of this Section 6.07(c) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 6.07(c),
                  (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business, (4) such assets are subject to the Lien of the Collateral Documents and (5) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full), shall not exceed $5,000,000 during such fiscal year, and when aggregated with such net proceeds of all prior transactions under this Section 6.07(c), shall not exceed $15,000,000;

                           (B) in the event that such net proceeds less the sum
                  of (x) the amount thereof previously applied in accordance with this paragraph (iii)(B) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 180 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net proceeds of property disposed of under this Section 6.07(c),
                  (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States in the conduct of the Business, (4) such assets are subject to the Lien of the Collateral Documents and (5) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full)), during the current fiscal year exceed $5,000,000 or, when aggregated with such net proceeds of all prior transactions under this Section 6.07(c), exceed $15,000,000 (the amount of such excess net proceeds actually realized being herein called "Excess Proceeds"), the Borrower shall promptly pay over to the Trustee such Excess


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                  Proceeds not at the time held by the Trustee for application by the Trustee (I) within 180 days of the date of the disposal or loss of property, to the acquisition of assets in replacement of the property so disposed of or lost or of assets which may be productively used in the United States in the conduct of the Business (and such newly acquired assets shall be subjected to the Lien of the Collateral Documents) or to the cost of Restoration (as defined in the Mortgage), or
                  (II) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause (I), to the payment and/or prepayment of the Facility Obligations and Parity Debt, if any, pursuant to Section 2.11, all as provided in Section 4(d) of the Trust Agreement and Section 2.11, and the Trustee shall have received an Officers' Certificate from the General Partner certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the Board of Directors) and that such consideration has been applied in accordance with the terms of this Agreement; and

                  (iv) in the case of any sale, lease or other disposition of Collateral which includes real property (or any interest therein), or any sale, lease or other disposition of Collateral resulting in the aggregate net proceeds of all such sales, leases or other dispositions exceeding $10,000,000, the Trustee shall have received an Officers' Certificate from the General Partner certifying that such sale, lease or other disposition is in the best interest of the Borrower and will not have a Material Adverse Effect.

Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may sell or dispose of (x) real property assets sold or disposed of within 12 months of the acquisition of such assets and (y) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case referred to in clause (x) or (y) constituting a portion of an acquired business; provided that
(1) such assets are specifically designated to the Administrative Agent in writing prior to such acquisition as assets to be disposed of, (2) the Administrative Agent shall have received an Officers' Certificate from the General Partner certifying that the consideration received for such property is at least equal to its fair market value (as determined in good faith by the General Partner) and (3) no Event of Default or Default shall have occurred and be continuing. Such dispositions under this paragraph will not be applied towards the cumulative limitations in paragraph (c)(iii)(A) of this Section
6.07. The Lenders agree to take, at the expense of the Borrower, all actions necessary to cause dispositions of Collateral made in compliance with this
Section 6.07 to be made free and clear of the liens created by the Collateral Documents.

         Section 6.08 Partnership or Corporate Existence etc.; Business. (a) (i) The Borrower will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for Federal income tax purposes; (ii) the Borrower will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iii) the Borrower will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Sections 6.06 and 6.07 and except that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Borrower or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the


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General Partner, such termination is in the best interest of the Borrower, is not disadvantageous to the Lenders in any material respect and would not have a Material Adverse Effect).

         (b) The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any material line of business substantially different than the wholesale and retail sale, distribution, and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances.

         (c) The Borrower will not, and will not permit any of its Affiliates to, take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Public Partnership or the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for Federal income tax purposes.

         Section 6.09 Payment of Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Agents, the Issuing Bank and the Lenders for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the General Partner.

         Section 6.10 Compliance with ERISA. The Borrower will not, and will not permit any Subsidiary or Related Person of the Borrower to:

         (a)(i) engage in any transaction in connection with which the Borrower or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take, or fail to take, any other action with respect to any Plan (including a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by the Borrower, (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Borrower or any Subsidiary or Related Person of the Borrower is required to pay as contributions thereto, result in the imposition of a Lien or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which the Borrower, any Subsidiary or any Related Person of the Borrower could be subject to liability pursuant to section 4069(a) or 4212(c) of ERISA, if, as a result of any such event, condition or transaction described in clauses
(i) through (v) above, either individually or together with any other such event or


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condition, could result in (x) the imposition of a Lien on any assets or property of the Borrower or any Related Person or (y) any liability to the Borrower, any Subsidiary or any Related Person of the Borrower, which liability could have a Material Adverse Effect; or

         (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan maintained at such time by the Borrower or any Subsidiary or Related Persons of the Borrower to exceed the current value of the assets of any such Plan by more than $250,000 or (ii) permit the aggregate liability incurred by the Borrower and any Subsidiary and Related Persons of the Borrower pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $1,000,000.

As used in this Section 6.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

         Section 6.11 Maintenance of Properties; Insurance. (a) The Borrower will maintain or cause to be maintained in working order and condition, in accordance with normal industry standards, all properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         (b) The Borrower will, and will cause each of the Restricted Subsidiaries to, keep its insurable properties adequately insured at all times by Permitted Insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law or any Collateral Document; and cause each such insurance policy to name the Trustee, on behalf of the Secured Parties, as an additional insured or loss payee thereunder. The Borrower will permit the Agents and an insurance consultant retained by the Agents, at the expense of the Borrower, to review the insurance policies maintained by the Borrower on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

         Section 6.12 Operative Agreements; Collateral Documents. The Borrower will, and will cause each Restricted Subsidiary to, perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement, unless the taking of or omitting to take any such action would not have a Material Adverse Effect and would not be disadvantageous in any material respect to the Lenders. The Borrower will not, and will not permit any other Loan Party to, amend, modify or supplement any Operative Agreement or its partnership agreement, certificate of incorporation or by-laws without the prior written consent of the Required Lenders; provided that (i) the MLP Agreement and the Partnership Agreement may be amended, modified or supplemented without


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the prior written consent of the Required Lenders if such amendment, modification or supplement would not have a Material Adverse Effect and the Borrower shall have delivered to each Lender a copy of such proposed amendment, modification or supplement together with an Officer's Certificate describing such proposed amendment, modification or supplement and confirming that such proposed amendment, modification or supplement would not have a Material Adverse Effect and (ii) the Note Agreement may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement may be made without the written consent of any Lenders under the Trust Agreement. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any Material Contract, or any amendment, modification or waiver in respect of any term or condition of any Material Contract, other than any such contract or any such amendments, modifications and waivers in respect thereof which could not reasonably be expected to have a Material Adverse Effect.

         Section 6.13 Chief Executive Office. The Borrower will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Collateral Documents or change its state of incorporation unless (a) not less than 45 days' prior written notice of its intention to do so, clearly describing the new location or state, shall have been given to the Trustee and each Lender and (b) such action, reasonably satisfactory to the Trustee and each Lender, to maintain any security interest in the property subject to the Collateral Documents at all times fully perfected and in full force and effect shall have been taken.

         Section 6.14 [Intentionally Omitted].

         Section 6.15 Covenant to Secure Notes Equally. The Borrower covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.02 (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders), it will make or cause to be made effective provision whereby the Facility Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided, however, that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

         Section 6.16 Compliance with Laws. (a) The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business, except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or the failure to so comply could not reasonably be expected to have a Material Adverse Effect.


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         (b) The Borrower will, and will cause each Restricted Subsidiary to, comply with all Environmental Laws, other than noncompliance which could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with any other liability under any Environmental Laws.

         (c) The Borrower will, and will cause each Restricted Subsidiary to, promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of or notice of potential liability under any Environmental Law or
(ii) any release or threatened release of any Hazardous Material at, on, into, under or from any real property of any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, which liability would result in a Material Adverse Effect.

         (d) The Borrower will, and will cause each Restricted Subsidiary to, promptly provide the Administrative Agent with copies of any notice, submission or documentation provided by the Borrower or any Restricted Subsidiary to the Governmental Authority or third party under any Environmental Law if the matter which is the subject of the notice, submission or other documentation could reasonably be expected to have a Material Adverse Effect. Such notice, submission or documentation shall be provided to the Administrative Agent promptly and, in any event, within 30 days after such material is provided to the Governmental Authority or third party.

         Section 6.17 Further Assurances. (a) At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to each Lender and to the Trustee such further instruments and documents, and take such further action, as may be required under applicable law or as the Lenders may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Lenders.

         (b) Without limitation of Section 6.17(a), the Borrower will, and will cause the Subsidiaries to, perform any and all acts and execute any and all documents (including the execution, amendment, supplementation, delivery and recordation and filing of security agreements and financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, Federal, state or local jurisdictions, including any filings in the United States Patent and Trademark Office or similar foreign office, which are necessary (or reasonably requested by the Agents), from time to time, in order to grant and maintain in favor of the Trustee for the ratable benefit of the Secured Parties a security interest in each item of the Collateral of the type and priority described in the relevant Collateral Document, perfected to the extent contemplated hereby and thereby.

         (c) Without limitation of Section 6.17(a), the Borrower will, and will cause the Subsidiaries to, deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Agents, as the Agents shall deem reasonably necessary or advisable to perfect or maintain


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the Liens for the benefit of the Secured Parties, including assets which are required to become Collateral after the Closing Date.

         Section 6.18 Subsidiaries. (a) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Wholly Owned Subsidiary satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

                  (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Default;

                  (ii) immediately after giving effect to such designation, (A) except in the case of a designation as a Restricted Subsidiary of an Unrestricted Subsidiary that does not have any Indebtedness and that has positive Consolidated Cash Flow for the most recent Reference Period, the Borrower would be permitted to incur at least $l of additional Indebtedness in compliance with paragraphs (i) and (ii) of
         Section 6.01(f), (B) the Borrower and the Restricted Subsidiary would not be liable with respect to Indebtedness or any Guarantee, would not own any Investment and their property would not be subject to any Lien which is not permitted by this Agreement and (C) substantially all of the Borrower's assets will be located, and substantially all of the Borrower's business will be conducted, in the United States;

                  (iii) in the case of a designation as an Unrestricted Subsidiary, (A) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute a sale by the Borrower of all the assets of the Subsidiary so designated, such sale would be in compliance with paragraph (iii)(A) of Section 6.07(c) and (B) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by the Borrower in respect of all the assets of the Subsidiary so designated, such Investment would be in compliance with clause (iv) of Section 6.03, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; provided that this subdivision (iii) of this Section 6.18(a) shall not apply to an acquisition or formation by the Borrower or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation is funded solely by the net cash proceeds received by the Borrower from the General Partner or from the Public Partnership as a capital contribution or as consideration for the issuance by the Public Partnership of additional limited partnership interests;

                  (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;


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                  (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary at the time of such designation has a positive consolidated net worth;

                  (vi) the Borrower shall deliver to each Lender, within five Business Days after any such designation, an Officer's Certificate stating the effective date of such designation and confirming compliance with the provisions of this Section 6.18;

                  (vii) in the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have (a) made or acquired all Investments owned by it and (b) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation;

                  (viii) the Borrower shall designate Star/Petro as a Restricted Subsidiary and, notwithstanding any other provision of this Section
         6.18 (a), shall not change such designation without the consent of the Required Lenders; and

                  (ix) the Borrower shall designate Petro Holdings as an Unrestricted Subsidiary and, notwithstanding any other provision of this Section 6.18 (a), shall not change such designation without the consent of the Required Lenders.

         (b) The Borrower will cause each Restricted Subsidiary, at the time it is or is deemed to be designated as a Restricted Subsidiary, to execute and deliver a Supplemental Agreement and satisfy all terms therein.

         (c) The Borrower will not own any Subsidiaries other than Wholly Owned Subsidiaries satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary.

         Section 6.19 Certain Post-Closing Matters. (a) Every six months, the Borrower shall deliver, or cause to be delivered, to the Lenders a title bringdown report for each of the Mortgaged Properties set forth on Schedule 6.19 attached hereto showing no further liens or encumbrances affecting such Mortgaged Properties except for those existing as of the Closing Date and approved by the Lenders in writing.

         (b) [Intentionally Omitted].

         (c) [Intentionally Omitted].

         Section 6.20 Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit only for the purposes set forth in
Section 3.13.

         Section 6.21 Accounting Changes. The Borrower will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP. The Borrower will, and will cause each Restricted Subsidiary to, cause its fiscal year to end on September 30 in each year.


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         Section 6.22 Certain Real Property. Without affecting the obligations of the Borrower or any of the Restricted Subsidiaries under any of the Collateral Documents, in the event that the Borrower or any Restricted Subsidiary, at any time after the date hereof, whether directly or indirectly, acquires any interest in any real property, including any fee or other ownership interest in one or more properties with an aggregate cost in excess of $50,000, or any interest under one or more leases of real property for a term in excess of three years and involving aggregate average payments in excess of $100,000 per annum (each such interest, an "After Acquired Property"), the Borrower will, or will cause such Restricted Subsidiary to, as soon as practical provide written notice thereof to the Administrative Agent, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the current value of such real property ("Current Value"). The Administrative Agent shall provide notice to the Borrower of whether the Required Lenders intend to cause the Borrower or the applicable Restricted Subsidiary to grant and record a Mortgage on such After Acquired Property; provided, that no new Mortgage on such After Acquired Property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In such event, the Borrower or such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments referred to in Sections 4.01(d) and 4.01(e) as the Agents shall require. If, at any time, the aggregate cost to the Borrower and its Restricted Subsidiaries of each interest in real property (x) acquired by the Borrower or any Restricted Subsidiary, whether directly or indirectly, at any time after the Closing Date, at a cost equal to or less than $50,000, (y) at such time, owned directly or indirectly by the Borrower or any Restricted Subsidiary and (z) for which a mortgage in favor of the Trustee is not in effect (the "Aggregate Cost of Unmortgaged Property"), exceeds $500,000, the Borrower will as soon as practical, and in any event within 10 Business Days, provide written notice thereof to the Administrative Agent, setting forth with specificity a description of each such interest in real property, the location of such real property and an appraisal or its good-faith estimate of the current value of each such real property. The Administrative Agent may require the Borrower or the applicable Restricted Subsidiary to grant and record a mortgage in favor of the Trustee on one or more of such real properties so that the Aggregate Cost of Unmortgaged Property does not exceed $500,000, provided that no new mortgage on any such real property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefit that would be conferred thereby. In the event a mortgage is required, the Borrower or such Restricted Subsidiary shall execute and deliver to the Trustee a mortgage, together with such documents or instruments as the Administrative Agent shall require. In no event shall the title insurance policy for any such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property. Further, with regard to any interest in real property, including any fee or other ownership interest in real property or any material lease of real property, currently owned or held by the Borrower or any Restricted Subsidiary and which is not being encumbered by a Mortgage of even date herewith (each such interest, an "Existing Unmortgaged Property"), upon the written request of the Required Lenders, the Borrower will, or will cause any applicable Restricted Subsidiary to, execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments referred to in Section 4.01(d) and 4.01(e) as the Agents shall require. In no event shall the title insurance policy for any such Existing Unmortgaged Property be in an amount which is less than the Current Value


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of such Existing Unmortgaged Property. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses and expenses of any customary environmental due diligence, and all title insurance charges and premiums, in connection with the obligations of the Borrower and the Restricted Subsidiaries under this Section 6.22.

         Section 6.23 Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, with an intent to rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 6.24 Acquisitions. Except as permitted by Section 6.07, the Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (a) the Borrower and any of the Restricted Subsidiaries may purchase inventory in the ordinary course of business and (b) the Borrower or any Restricted Subsidiary may engage in any such acquisition if no Event of Default or Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto.

         Section 6.25 Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Trustee on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any Person (other than the Trustee on behalf of the Secured Parties) any interest whatsoever in the Collateral.

         Section 6.26 Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Restricted Subsidiary, (b) make loans or advances to the Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices or (ii) this Agreement, the other Loan Documents or the Note Agreement.

         Section 6.27 No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement, the Note


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Agreement, the Existing Credit Agreement, the 1998 Parity Notes, the 2000 Parity
Notes or the 2001 Parity Notes.

         Section 6.28 Sales of Receivables. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except for accounts receivable consisting of assets of an operating unit sold as a going concern in accordance with all other provisions of this Agreement.

         Section 6.29 Fixed Price Supply Contracts; Certain Policies. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where (i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.

         (b) The Borrower will not amend, modify or waive the trading policy or supply inventory position policy referred to in Section 3.29, except that the Borrower may enter into Commodity Hedging Agreements as permitted under the other provisions hereof. The Borrower will provide the Agents and the Lenders with prompt written notice of any such new Commodity Hedging Agreement. Subject to the foregoing exception, the Borrower and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

         Section 6.30 Certain Operations. The Borrower shall not permit Petro or any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) to acquire a business which derives any revenues from the sale of propane if, after giving effect to such acquisition, Petro's Pro Forma Propane Volumes (as defined below) would equal or exceed the lesser of (a) 15% of the Borrower's reported propane volumes sold for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of such acquisition and
(b) 15 million gallons of propane (such lesser amount, the "maximum permitted amount"). If as a result of an acquisition, Petro's Pro Forma Propane Volumes exceeds the maximum permitted amount, the Borrower shall not be in violation of this Section 6.30 if within the period of 90 days following such acquisition the Borrower causes Petro to complete the disposition of sufficient propane volume to reduce Petro's Pro Forma Propane Volumes below the maximum permitted amount. For purposes of this Section 6.30, "Petro's Pro Forma Propane Volumes" shall mean the actual propane volumes sold by Petro and any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination plus the propane volumes sold of the propane business to be acquired for the most recently completed four fiscal quarters which ended at least 90 days prior to the date of determination. In addition, in the event Petro or any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) owns a propane business, the Borrower shall not permit Petro or any such Affiliate to accept as a customer (except for de minimis, unintentional and isolated acceptances) any Person who is (or was during the last billing cycle of the Borrower and the Restricted Subsidiaries) a customer of the Borrower and the Restricted Subsidiaries.

         Section 6.31 [Intentionally Omitted].



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         Section 6.32 Independent Corporate Existence. Except as set forth on
Schedule 6.32, (a) the Borrower shall maintain, and shall cause each of its Subsidiaries (other than Petro Holdings or its Subsidiaries) to maintain, books, records and accounts that are separate from the books, records and accounts of Petro or any of its Subsidiaries such that: (i) the revenues of the Borrower and its Subsidiaries will be credited to the accounts of the Borrower and its Subsidiaries only; (ii) all expenses incurred by the Borrower and its Subsidiaries shall be paid only from the accounts of the Borrower and its Subsidiaries (other than those paid by Petro and allocated to the Borrower in the manner set forth in clause (c) of this Section); (iii) only officers and employees of the General Partner, the Borrower and its Subsidiaries in their capacity as such shall have the authority to make disbursements with respect to the accounts of the Borrower and its Subsidiaries; (iv) there shall occur no sharing of accounts or funds between the Borrower and its Subsidiaries, on the one hand, and Petro or any of its Subsidiaries (other than the Borrower and its Subsidiaries), on the other hand; and (v) all cash and funds of the Borrower and its Subsidiaries shall be managed separately from the cash and funds of Petro or any of its Subsidiaries (other than the Borrower and its Subsidiaries), and there shall not occur any commingling, including for investment purposes, of funds or assets of the Borrower and its Subsidiaries with the funds or assets of Petro or any of its Subsidiaries.

         (b) All full-time employees, consultants and agents of the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries) shall be compensated directly from the bank accounts of the General Partner, the Borrower and such Subsidiaries (other than Petro Holdings or its Subsidiaries) for services provided by such employees, consultants and agents and, to the extent any employee, consultant or agent is also an employee, consultant or agent of Petro or any of its Subsidiaries, the compensation of such employee, consultant or agent shall be allocated in accordance with clause (c) of this Section among the Borrower and its Subsidiaries, on the one hand, and Petro and any of its Subsidiaries, on the other hand, on a basis which reasonably reflects the services rendered to the Borrower and its Subsidiaries (other than Petro Holdings or its Subsidiaries).

         (c) All overhead expenses (including telephone and other utility charges) for items shared by the Borrower and its Subsidiaries, on the one hand, and Petro or any of its Subsidiaries (other than Petro Holdings or its Subsidiaries), on the other hand, shall be allocated on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

         (d) The Borrower shall not permit Petro or any of its Subsidiaries to be named as a loss payee or additional insured on the insurance policy covering the property of the Borrower or any of its Subsidiaries (other than Petro Holdings or its Subsidiaries), or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Petro and its Subsidiaries.


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                                  ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.01 Events of Default. In case of the happening of any of the following events ("Events of Default"):

         (a) (i) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and
(ii) the Borrower shall fail to maintain Loans outstanding in a minimum principal amount of at least $2,000,000;

         (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

         (c) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Section 5.02(h) or any of Sections 6.01 through 6.08, inclusive, Section 6.10,
Section 6.11 (other than the failure to deliver any broker report on a timely basis as required by Section 15.3 of the Mortgage) and Sections 6.18 through 6.30, inclusive, of this Agreement or in Section 4.21 or 4.23 of the Borrower Security Agreement;

         (d) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after such default shall first have become known to any officer of any Loan Party or written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender;

         (e) any representation or warranty made in writing or deemed made by or on behalf of the Borrower or any of its Affiliates in this Agreement, any other Operative Agreement or in any instrument furnished in connection with the Transactions shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made;

         (f) the Borrower or any Restricted Subsidiary (as principal or guarantor or other surety) shall default in the payment of any amount of principal of or premium or interest on Indebtedness which is outstanding in a principal amount of at least $2,000,000 in the aggregate (other than the Facility Obligations) or the Existing Credit Agreement or on the Mortgage Notes; or any event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount of at least $2,000,000 or the Existing Credit Agreement or the Mortgage Notes or under any evidence of any such Indebtedness or the Existing Credit Agreement, the Mortgage Notes or of any mortgage, indenture or other agreement relating to such Indebtedness or the Existing Credit Agreement or the Mortgage Notes, the effect of which


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is to cause (or to permit one or more Persons to cause) such Indebtedness or the
Existing Credit Agreement or the Mortgage Notes to become due before its stated maturity or before its regularly scheduled dates of payment or to permit the holders of such Indebtedness or the Existing Credit Agreement or the Mortgage Notes to cause the Borrower or any Restricted Subsidiary to repurchase or repay such Indebtedness or the Existing Credit Agreement or the Mortgage Notes, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

         (g) filing by or on the behalf of the Borrower or the General Partner of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or Federal, now or hereafter existing ("Bankruptcy Law"), or any action by the Borrower or the General Partner for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Borrower, or the General Partner, or of all or a substantial part of its property; or the making by the Borrower or the General Partner of any assignment for the benefit of creditors; or the admission by the Borrower or the General Partner in writing of its inability to pay its debts as they become due;

         (h) filing of any involuntary petition against the Borrower or the General Partner in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or the General Partner or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or the General Partner or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or the General Partner; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

         (i) filing by or on the behalf of any Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such Restricted Subsidiary or of all or a substantial part of its property; or the making by any Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Restricted Subsidiary in writing of its inability to pay its debts as they become due;

         (j) filing of any involuntary petition against any Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court of competent jurisdiction shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the


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appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Restricted Subsidiary; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

         (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against the Borrower or any Restricted Subsidiary for the payment of money in excess of $1,000,000 in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within 45 days after the date due, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

         (l) any of the Loan Documents or other Operative Agreements shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or the validity or the enforceability of any of the Loan Documents or other Operative Agreements shall be contested by or on behalf of the Borrower or any other Loan Party, or the Borrower or any other Loan Party shall renounce any of the Loan Documents or other Operative Agreements, or deny that it is bound by the terms of any of the Loan Documents or other Operative Agreements;

         (m) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, other than as a result of an act or omission of any Agent or Lender;

         (n) any order, judgment or decree is entered in any proceedings against the Borrower decreeing a split-up of the Borrower which requires the divestiture of assets of the Borrower or the divestiture of the stock of a Restricted Subsidiary which would not be permitted if such divestiture were considered a partial disposition of assets pursuant to Section 6.07(c) and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal within 30 days after entry thereof, or, in the event of such a stay, such order, judgment or decree shall not be discharged within 30 days after such stay expires;

         (o) there shall occur at any time a change in Legal Requirements specifically applicable to the Borrower or to the Business or to the business of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances which would have a Material Adverse Effect and 60 days after the earlier of (i) such occurrence shall first have become known to any officer of the Borrower or the General Partner or (ii) written notice thereof shall have been


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received by the Borrower from the Administrative Agent or any Lender, such
Material Adverse Effect shall be continuing;

         (p) [Intentionally Omitted];

         (q) [Intentionally Omitted];

         (r) any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Restricted Subsidiary, or the Borrower or any Restricted Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Restricted Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise;

         (s) [Intentionally Omitted];

         (t) [Intentionally Omitted]; or

         (u) [Intentionally Omitted];

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower to deposit cash collateral with the Trustee pursuant to the Trust Agreement in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided that in the case of any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         Section 7.02 Remedies. In case any one or more Events of Default or Defaults shall occur and be continuing, (i) any Lender may proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the


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specific performance of any agreement contained herein or in any other Loan
Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Trustee and the Lenders may exercise any rights or remedies in their respective capacities under the Collateral Documents in accordance with the provisions thereof. In case of a default in the payment or performance of any provision hereof or of the Loan Documents, the Borrower will pay to each Lender such further amount as shall be sufficient to cover the cost and expenses of collection, including reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the Loan Documents. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Loan Document upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE VIII

                           THE AGENTS AND ISSUING BANK

         Section 8.01 Appointment and Authorization. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes each of the Agents and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to such Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) The Administrative Agent is hereby expressly authorized by the Lenders to, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders) to, (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any Subsidiary pursuant to this Agreement or any other Loan Document as received by the Administrative Agent (other than materials required hereunder to be delivered by the Borrower directly to the Lenders).

         Section 8.02 Liability of Agents. Neither the Agents, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary

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of any of the terms, conditions, covenants or agreements contained in any Loan
Document. Neither the Agents nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section
9.04. Each of the Agents and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Each of the Agents, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. None of Lenders identified in this Agreement as a "Documentation Agent" shall have any obligation, liability, responsibility or duty under this Agreement in such capacity other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that is has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         Section 8.03 Action by Agents. The Lenders hereby acknowledge that none of the Agents and the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agents and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly required pursuant to Article VII.

         Section 8.04 Successor Agents. Subject to the appointment and acceptance of a successor as provided below, each of the Agents and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent or Issuing Bank,


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as the case may be, may, on behalf of the Lenders, appoint a successor, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of an Agent or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent or Issuing Bank.

         Section 8.05 Agent and Affiliate. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agents and the Issuing Bank in its individual capacity and not as an Agent or the Issuing Bank shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or the Issuing Bank. Each of the Agents and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent or the Issuing Bank (or such Affiliate thereof).

         Section 8.06 Indemnification. Each Lender agrees (a) to reimburse each of the Agents and the Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Agents, the Issuing Bank and any of their respective directors, officers, employees or agents, promptly after demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or the Issuing Bank or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

         Section 8.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will. independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

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Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         Section 8.08 Trust Agreement. The Lenders hereby authorize and agree to be bound by the terms of the Trust Agreement and agree to execute an Agreement of Parity Lenders hereunder and Supplement to the Intercreditor Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

         (a) if to the Borrower, to it at 2187 Atlantic Street, Stamford, CT 06902, Attention of William G. Powers, Jr. (Telecopy No. (203) 328-7393);

         (b) if to the Administrative Agent, to it at Fleet National Bank, 1133 Avenue of the Americas, Mail Code: NY EH 308 39T, New York, NY 10036, Attention of Jackie Brown (Telecopy No. (212) 703-1578), with a copy to Fleet National Bank, 100 Federal Street, Mail Code: MA DE 100008A, Boston, MA 02110, Attention of H. Louis Bailey (Telecopy No. (617) 434-8024);

         (c) if to the Documentation Agent, to it at Bank of America, N.A., 333 Clay Street, Suite 4550, Houston, Texas 77002-4103, Attention of Claire Liu (Telecopy no. (713) 651-4807), with a copy to McGuireWoods LLP at Bank of America Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, NC 28202-4011, Attention of Lee Ann Rooney (Telecopy No. (704) 373-8935); and

         (d) if to a Lender (other than Fleet National Bank and Bank of America, N.A.), to it at its address on Schedule 1.01A hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agents and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any

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investigation made by the Lenders, the Agents or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as (a) the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid, (b) the Commitments have not been terminated or (c) any Letter of Credit has not expired or been terminated.

         Section 9.03 Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 4.01 are satisfied (except that, solely for the purpose of calculating any fees stated herein to commence to accrue on the date of this Agreement, this Agreement shall become effective when the conditions precedent set forth in Section 4.01(a) are satisfied).

         Section 9.04 Successors and Assigns. (a) Subject to Section 9.04(j), whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower, the Agents, the Issuing Bank or the Lenders that are contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); provided, however that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the assignor shall have obtained the prior written consent to such assignment (which consent shall not be unreasonably withheld) of the Borrower, the Agents and, in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of (A) the principal amount of the outstanding Loans subject to each such assignment and (B) the unused amount of the Commitment of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500, (iv) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Administrative Agent an Administrative Questionnaire and (v) the Lenders shall simultaneously assign, and the assignee shall simultaneously take an assignment of, a pro rata portion of the sum of the principal amount of the outstanding loans under the Existing Credit Agreement and the unused amount of the commitment of the assigning lender under the Existing Credit Agreement and all other interests, rights and obligations under the Existing Credit Agreement in accordance with the provisions thereof, such that at all times (A) the Revolving Credit Commitment Percentage of such Lender hereunder and the Tranche B Revolving Credit Commitment Percentage (as defined in the Existing Credit Agreement) of such lender under Facility B shall be the same and (B) the Revolving Credit Commitment Percentage of such Lender hereunder and the Tranche A Revolving Credit Commitment Percentage (as defined on the Existing Credit Agreement) of such lender under Facility A shall be the same.

Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements required hereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agents, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each of the Agents and the Issuing Bank to exercise such powers under this Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement"

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

The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower and the Issuing Bank to such assignment, and, if required, upon granting its own consent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank, the Documentation Agent and the Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof (and the corresponding Commitment, if any) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes (and such Commitment, if any), a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes (and such Commitment, if any) retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Note or Notes which they replace and shall otherwise be in substantially the form of Exhibit A. Cancelled Notes shall be returned to the Borrower.

         (f) Each Lender may, without the consent of the Borrower, the Agents or the Issuing Bank, sell participations in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants: provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) except in the case of a participation to an existing participant or its Affiliate, the outstanding principal amount of the Loans subject to each such participation shall not be less than the lesser of (A) $5,000,000 and (B) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender, (iii) such Lender shall simultaneously grant a participation, and the participant shall simultaneously take a participation in a pro rata portion of the sum of the principal amount of the outstanding loans under the Existing Credit Agreement and the unused amount of the commitments of the lender under the Existing Credit Agreement (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (vi) the Borrower, the Agents, the Issuing Bank (and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the principal amount of any Loan, extending the Maturity Date, the Conversion Date, extending any Repayment Date or any date for the payment of any interest on any Loan, waiving or excusing

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any such payment or any part thereof, decreasing the rate of interest on any
Loan, changing or extending any Commitment or decreasing any Commitment Fees or Letter of Credit Fees or postponing the date fixed for any reimbursement of a Letter of Credit Disbursement, permitting the release of any material amount of Collateral under any Collateral Document, permitting the release of any material guarantor from the Guarantee Agreements or increasing the aggregate Commitments of the Lenders).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the other Loan Parties furnished to such Lender by or on behalf of the Borrower or any of the other Loan Parties; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

         (h) Assignments and participations pursuant to this Section 9.04 need to be pro rata among the Facility.

         (i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

         (j) The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

         Section 9.05 Expenses; Indemnity. (a) The Borrower agrees to pay (whether or not the transactions contemplated hereby shall be consummated) all reasonable out-of-pocket costs and expenses incurred by any Agent or the Issuing Bank in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, the closing of the Facility, the administration of the Facility or any amendment, modification or waiver of the provisions hereof or thereof or incurred by any Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agents, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans made hereunder, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) McGuireWoods LLP, counsel for the Administrative Agent and the Documentation Agent, (ii) any third party consultants retained to assist the Agents in analyzing any environmental, insurance and other due diligence issues, (iii) any search and filing fees of ChoicePoint or another company acceptable to the Lenders and (iv) in connection with any such enforcement or protection, any other counsel for any Agent, the Issuing Bank or any Lender.

         (b) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the affiliates of any Agent, the Issuing Bank, the Lenders, and their respective directors, officers,

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

employees, agents and Controlling Persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Facility and the transactions contemplated hereby and thereby, (ii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's wilful malfeasance, gross negligence or bad faith.

         (c) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Environmental Laws affecting the Borrower or any other Loan Party or its properties or assets, (ii) any Hazardous Materials managed by the Borrower or any other Loan Party, (iii) any event, condition or circumstance involving environmental pollution, regulation or control affecting the Borrower or any other Loan Party or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's wilful malfeasance, gross negligence or bad faith.

         (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify

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the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i),
(ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section
9.05 shall be payable on written demand therefor.

         Section 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 9.08 Waivers; Amendment. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or


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

discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by
Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) None of this Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such waiver, amendment or modification shall
(i) decrease the principal amount of any Loan, extend the Maturity Date or the Conversion Date, extend any Repayment Date or any date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees or Letter of Credit Fees of any Lender without the prior written consent of such Lender, (iii) postpone the date fixed for any reimbursement of a Letter of Credit Disbursement without the prior written consent of each Lender affected thereby, (iv) permit the release of any material amount of Collateral under any Collateral Document or permit the release of any material guarantor from the Guarantee Agreements without the prior written consent of each Lender, (v) increase the aggregate Commitments of the Lenders without the prior written consent of each Lender, (vi) amend or modify the provisions of 2.11(h), the provisions of Section 2.16, the provisions of Sections 9.04(b)(v), (h) and (j), or any of the provisions of Article II relating to the pro rata treatment between this Agreement and the Existing Credit Agreement, the provisions of this Section 9.08 or the definition of "Required Lenders" or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under any provision of this Agreement or any other Loan Document, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such Agent or the Issuing Bank, as applicable. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this
Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         Section 9.09 Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note


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held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         Section 9.10 Entire Agreement. This Agreement, the other Loan Documents, the other Operative Agreements and the Letter Agreement constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any agreement previously entered into among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the other Loan Documents, the other Operative Documents and the Letter Agreement. Nothing in this Agreement, the other Loan Documents, the other Operative Agreements or the Letter Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents, the other Operative Agreements or the Letter Agreement.

         Section 9.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         Section 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 9.14 Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.


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         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) To the fullest extent permitted under applicable law, each of the Borrower, the Lenders, the Agents and the Issuing Bank hereby irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement and the other Loan Documents or any of the transactions contemplated hereby or thereby.

         Section 9.15 Legend. THIS AGREEMENT AND THE NOTES ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT WHICH, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS AGREEMENT AND THE NOTES AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF THE TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THE NOTES UPON REQUEST TO THE BORROWER.

         Section 9.16 [Intentionally Omitted].





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         IN WITNESS WHEREOF, the Borrower, the Agents, the Issuing Bank and the
Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             STAR GAS PROPANE, L.P., as Borrower

                             By:      STAR GAS LLC,
                                      its general partner

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                             FLEET NATIONAL BANK,
                             as Administrative Agent, as Issuing Bank and as a Lender

                             By:
                                 ----------------------------------------
                             Name:
                             Title:


                             BANK OF AMERICA, N.A.,
                             as Documentation Agent and as a Lender


                             By:
                                 ----------------------------------------
                             Name:
                             Title:


                             JPMORGAN CHASE BANK,
                             as a Lender

                             By:
                                 ----------------------------------------
                             Name:
                             Title:


                             CITIZENS BANK OF MASSACHUSETTS,
                             as a Lender

                             By:
                                 ----------------------------------------
                             Name:
                             Title: